                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) February 17, 1994
                                                      -----------------


                             HANOVER DIRECT, INC.
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)


                                    1-12082
                            -----------------------
                            (Commission File Number)


              Delaware                          13-0853260
    -------------------------------             -----------
     (State or other jurisdiction             (I.R.S. Employer
           of incorporation)               identification number)


        1500 Harbor Boulevard,
         Weehawken, New Jersey                     07087
        -----------------------           --------------------------
         (Address of principal                    (Zip Code)
          executive offices)


     Registrant's telephone number, including area code   (201) 865-3800
                                                          --------------

         ------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.      Financial Statements and Exhibits.


(a)   Financial Statements of Businesses Acquired:

      (i) Audited consolidated balance sheets of Gump's, Inc. for the years ended February 27, 1993, February 29, 1992 and February 23,
             1991, and the related consolidated statements of operations, stockholder's deficit and cash flows.

      (ii) Unaudited consolidated balance sheet of Gump's, Inc. as of May 29, 1993 and the related consolidated statements of operations and cash flows for the three month periods ended May 30, 1992 and May 29, 1993.

      (iii) Audited consolidated balance sheets of Company Store Holdings, Inc. and Subsidiaries (Debtors-in-Possession) as of August 1,
             1992 and July 27, 1991, and the related consolidated statements of operations, shareholders' investment (deficit), and cash flows for each of the three years in the period ended August 1, 1992.

      (iv) Unaudited consolidated balance sheet of Company Store Holdings, Inc. and Subsidiaries (Debtors-in-Possession) as of July 3, 1993, and the related consolidated statements of operations and cash flows for the eleven months ended June 27, 1992 and July 3, 1993.

      (v) Audited balance sheets of Tweeds, Inc. as of January 31, 1993, February 2, 1992, June 30, 1991 and July 1, 1990, and the related statements of operations, stockholders' equity (deficit) and cash flows.

      (vi) Unaudited consolidated balance sheet of Tweeds, Inc. as of September 26, 1993, and the unaudited consolidated statements of operations and cash flows for the eight month periods ended September 27, 1992 and September 26, 1993.


(b) Pro Forma Financial Information: Pro Forma Unaudited Consolidated Condensed Financial Information of the Registrant.

      -      Unaudited Condensed Pro Forma Balance Sheet as of September 25,
             1993.

      - Unaudited Condensed Pro Forma Income Statement for the Twelve Months Ended December 26, 1992.

      - Unaudited Condensed Pro Forma Income Statement for the Nine Months Ended September 25, 1993.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HANOVER DIRECT, INC.
                                 ---------------------
                                    (Registrant)



February 17, 1994                 /s/  Wayne P. Garten
                                 -------------------------------------
                                 Name: Wayne P. Garten
                                 Title: Executive Vice President &
                                        Chief Financial Officer

                                                                    Item 7(a)(i)





                       Consolidated Financial Statements

                                  Gump's, Inc.

                         Years ended February 27, 1993
                             and February 29, 1992
                      with Report of Independent Auditors

                                  Gump's, Inc.

                       Consolidated Financial Statements

              Years ended February 27, 1993 and February 29, 1992




                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . 1

Audited Consolidated Financial Statements

Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . 2
Consolidated Statements of Operations . . . . . . . . . . . . . . . . . . . . 4
Consolidated Statements of Stockholder's Deficit  . . . . . . . . . . . . . . 5
Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . 6
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . 8

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Gump's, Inc.

We have audited the accompanying consolidated balance sheets of Gump's, Inc. as of February 27, 1993 and February 29, 1992, and the related consolidated statements of operations, stockholder's deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gump's, Inc. at February 27, 1993 and February 29, 1992, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Gump's, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses, has a working capital deficiency, and has generated negative cash flows from operating activities. The Company has agreed to sell substantially all of the assets and certain liabilities to a third party. The amounts which may be realized from disposal of the remaining assets and the amounts required to settle the remaining liabilities are not presently determinable. The operations, current financial condition, and the asset purchase agreement of Gump's, Inc. raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                                                   ERNST & YOUNG

San Francisco, California
June 11, 1993,
except for Note 1 as to which the date is July 15, 1993

                                  Gump's, Inc.

                          Consolidated Balance Sheets



                                                                   February 27,               February 29,
                                                                       1993                       1992
                                                              ---------------------       --------------------
                                                                               (In thousands)
ASSETS
Current assets:
   Cash and cash equivalents                                      $       1,638              $        2,897
   Accounts receivable, less allowance
      of $107 in 1993 and $142 in 1992                                    2,475                       3,232
   Inventories                                                           10,310                      12,310
   Prepaid expenses                                                       1,241                       1,222
   Other receivables and other assets                                       855                       1,045
                                                                  -------------              --------------
Total current assets                                                     16,519                      20,706

Property and equipment:
   Leasehold improvements                                                 5,710                       5,801
   Equipment under capital lease                                          1,041                       1,047
   Furniture and fixtures                                                   869                         889
   Computer system                                                          497                         253
   Construction in progress                                                   -                          78
   Automobiles                                                               33                          33
                                                                  -------------              --------------
                                                                          8,150                       8,101

   Accumulated depreciation and
      amortization                                                        2,883                       1,939
                                                                  -------------              --------------
                                                                          5,267                       6,162
Goodwill                                                                  1,650                       1,650
                                                                  -------------              --------------
                                                                          1,650                       1,650
                                                                  -------------              --------------
Total assets                                                      $      23,436              $       28,518
                                                                  =============              ==============


                                 (in Thousands)



                                                                       February 27,          February 29,
                                                                          1993                  1992
                                                                       ------------          ------------

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
  Notes payable to bank, in default                                    $27,000                $27,000
  Trade accounts payable                                                 2,011                  2,011
  Accrued expenses                                                       2,142                  2,605
  Accrued interest                                                       3,342                    883
  Outstanding gift certificates and customer deposits                      795                    837
  Accrued payroll and compensation                                         744                    956
  Current portion of capital lease obligations                             200                    180
  Subordinated debt due to stockholder                                 $ 7,935                 $7,852
                                                                       -------                 ------
Total current liabilities                                               44,169                 42,314


Capital lease obligations, less current portion                            532                    737
Long-term deferred rent                                                  4,388                  3,570
Other liabilities                                                        2,078                    939


Redeemable, convertible Preferred Stock, $100 par value                 12,000                 12,000
   (120,000 shares authorized and issued)

Stockholder's deficit:
  CommonStock, $.01 par value:
    Authorized shares--200,000; issued and outstanding shares--
   75,714 in 1993 and 78,214 in 1992                                         1                      1
  Additional paid-in capital                                            11,635                 11,675
  Retained-earnings deficit                                            (51,367)               (42,718)
                                                                       -------                 ------
Total stockholder's deficit                                            (39,731)               (31,042)
                                                                       -------                -------
Total liabilities and stockholder's deficit                            $23,436                $28,518
                                                                       =======                =======





 See accompanying notes.

                                  Gump's, Inc.

                     Consolidated Statements of Operations


                                                     FEBRUARY 27,                   FEBRUARY 29,
                                                        1993                            1992
                                                 -----------------                -----------------
                                                                  (In Thousands)
Net sales                                           $    45,361                       $    53,715
Cost of sales                                            24,313                            28,998
                                                    -----------                       -----------
Gross margin                                             21,048                            24,717

Direct selling expenses                                  21,783                            24,651
                                                    -----------                       -----------
                                                           (735)                               66

General and administrative
  expenses                                                5,263                             8,174

Interest expense                                          2,651                             2,836
                                                    -----------                       -----------
Loss before special items                                (8,649)                          (10,944)

Special items:
  Writeoff of goodwill and
     deferred loan fees                                        --                          (20,245)
  Gain on sale of trademark and
     product development division                              --                            2,734
                                                    -------------                     ------------

Net loss                                                  $(8,649)                       $(28,455)
                                                    =============                     ===========



See accompanying notes.

                                  Gump's, Inc.

                Consolidated Statements of Stockholder's Deficit

                                 (In Thousands)

                                                                               Additional         Retained-
                                                                Common            Paid-in          Earnings
                                                                Stock            Capital           Deficit               Total
                                                               -------         ----------         ---------              -----
 Balance at February 23, 1991                               $        1            $11,675         $(14,263)           $(2,587)
    Net loss                                                        --                 --          (28,455)           (28,455)
                                                            -------------------------------------------------------------------
 Balance at February 29, 1992                                        1             11,675          (42,718)           (31,042)

    Repurchase of management shares                                 --               (40)               --                (40)
    Net loss                                                        --                 --           (8,649)            (8,649)
                                                            -------------------------------------------------------------------
 Balance at February 27, 1993                               $        1            $11,635         $(51,367)          $(39,731)
                                                            ===================================================================

 See accompanying notes.

                                  Gump's, Inc.

                     Consolidated Statements of Cash Flows




                                                    February 27,                     February 29,
                                                        1993                             1992
                                                    ------------                     ------------
OPERATING ACTIVITIES
Net loss                                            $   (8,649)                       $  (28,455)
Adjustments to reconcile net loss to net cash
   used by operating activities
      Depreciation                                         944                             1,532
      Provision for bad debts                              (34)                              139
      Intangible assets                                     --                            20,164
      Reimbursement of product development
       expenses                                             --                              (356)
      Gain on sale of trademark and product
       development                                          --                            (2,734)
Changes in operating assets and
   liabilities:
      Accounts receivable                                  792                               668
      Inventories                                        2,001                             7,682
      Prepaid expenses, other receivables
       and other assets                                    170                               191
      Trade accounts payable                                10                            (2,593)
      Accrued expenses and other
       liabilities                                       3,780                            (5,533)
        Other                                               --                                (4)
                                                    -----------                        ----------
Net cash flows used by operating activities               (986)                           (9,299)

INVESTING ACTIVITIES
Purchases of property and equipment                       (628)                           (3,801)
Proceeds from disposal of property and
   equipment                                               579                             1,020
Proceeds from sale of trademark and product
   development                                              --                             3,688
                                                    -----------                       -----------
Net cash flows used by investing activities                (49)                              907

FINANCING ACTIVITIES
Proceeds from notes payable to bank                         --                            12,993
Principal payments on notes payable to bank                 --                            (8,400)
Proceeds from subordinated debt due to
  stockholder                                               --                             2,250
Principal payments on capital leases                      (184)                             (130)
Proceeds from capital leases                                --                             1,047
Proceeds from landlord for tenant improvements              --                             3,500
Redemption of Common Stock                                 (40)                               --
                                                    -----------                       -----------

                                                    FEBRUARY 27,                    FEBRUARY 29,
                                                        1993                            1992
                                                 -----------------                -----------------
                                                                  (In Thousands)


Net cash flows provided by financing                      (224)                           11,260
   activities

Net (decrease)/increase in cash and
   cash equivalents                                     (1,259)                            2,868
Cash and cash equivalents at beginning of year           2,897                                29
                                                    -----------                       -----------
Cash and cash equivalents at end of year            $    1,638                        $    2,897
                                                    ===========                       ===========

Supplemental disclosure of cash paid
   during the year for interest                     $      170                        $    2,080
                                                    ===========                       ===========


See accompanying notes.

                                  Gump's, Inc.

                   Notes to Consolidated Financial Statements

                               FEBRUARY 27, 1993


ACCOUNTING POLICIES

1.   BASIS OF PRESENTATION

On July 10, 1989, GMP Acquisition Corp. ("Company") acquired all of the outstanding stock of Gump's, Inc., a California corporation and Gump's, Inc., a Texas corporation for approximately $32.75 million. The transaction was accounted for by the purchase method and the consolidated assets and liabilities were recorded at fair values at July 10, 1989.

Since acquisition, the Company has incurred substantial operating losses, has a working capital deficiency, and has generated negative cash flow. During fiscal 1993, the Company, its sole shareholder and its senior lender initiated negotiations with third party investors to pursue alternative financing arrangements which would retire all or a portion of the outstanding debt. In May 1993, a third party investor agreed to purchase substantially all of the Company's assets and to assume certain liabilities at their net asset value as defined in the agreement and to pay $1.75 million for goodwill and certain intangibles. The liabilities assumed in the purchase agreement do not include the amounts of principal and interest due to the bank and the sole stockholder.

While the amount of the proceeds from the sale of certain net assets to Horn & Hardart and the amount realizable from disposal of the remaining assets are not presently determinable, nor is it determinable the amounts that the creditors will agree to accept in settlement of the obligations due to them, it is reasonable to assume that such proceeds will not be sufficient to repay the principal and interest. No adjustments have been made in the financial statements to reflect the realizable value of the remaining assets or liabilities after the sale of the business to Horn & Hardart. Such amounts may differ materially from the amounts shown in the accompanying financial statements.

The Company utilizes the 52-53 week fiscal year convention with its fiscal year ending on a Saturday near the end of February. The accounts included in this report reflect activity for the 52-week period ended February 27, 1993 and for the 53-week period ended February 29, 1992.

                                  Gump's, Inc.

ACCOUNTING POLICIES (CONTINUED)

1.   BASIS OF PRESENTATION (CONTINUED)

All significant intercompany accounts and transactions have been eliminated in consolidation.

ACCOUNTS RECEIVABLE

Trade accounts receivable include installment accounts receivable maturing more than twelve months from the balance sheet date in accordance with usual industry practice. It is the Company's policy to write off receivables having amounts over 120 days past due.

INVENTORIES

The Company uses the retail inventory method, which approximates the lower of cost or market, to value inventory.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are computed by the straight-line method using a five-year life for furniture and fixtures, a three-year life for automobiles and the remaining lease term for leasehold improvements and equipment under capital leases.

INTANGIBLE ASSETS

Since the acquisition in 1989, the Company has incurred substantial operating losses and generated negative cash flow. At February 27, 1993, substantially all of the Company's debt was in default and, while the Company recognized that the value of goodwill recorded pursuant to the acquisition was impaired, the amount of the write down could not be determined. Accordingly, the 1992 financial statements were not finalized or separately issued until the resolution of certain issues as described below.

In May 1993, the Company agreed to sell substantially all of the assets, certain liabilities and the business of Gump's, Inc. to subsidiaries of the Horn & Hardart Company ("Horn & Hardart") for the net book value of these specified assets and liabilities at

                                  Gump's, Inc.

ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS (CONTINUED)

July 12, 1993 plus $1,750,001 for the business and all related intangibles. Because the 1993 sale of substantially all of the business provided evidence of the amount of the impairment of goodwill at February 29, 1992, the write-down of goodwill has been recorded in the 1992 financial statements. No amortization was recognized in the year ended February 27, 1993, as goodwill was written down to its net realizable value.

SOFTWARE COSTS

The Company expenses all costs associated with developing and implementing software for internal use.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

2.  DEBT IN DEFAULT

The Company has three notes due to its senior bank lender aggregating $27 million. The loan agreement requires the Company to comply with certain financial covenants. The Company has not complied with these covenants during the two years ended February 27, 1993. The bank has not waived compliance with these covenants and the entire long-term note payable has been classified as current in the financial statements.

Two of these bank loans totaling $25 million are secured by a pledge of all assets of the Company and bear interest at the bank's prime rate plus .75% or LIBOR plus 1.75% at the Company's option. The third note payable in the amount of $2 million accrues interest at the Fed Funds rate plus 1.75%.

The Company has a standby letter of credit for $1.7 million expiring on September 9, 1994 which has been established in favor of the lessor of a store and provides for an annual fee rate of 1%.

                                  Gump's, Inc.

2.   DEBT IN DEFAULT (CONTINUED)

At February 27, 1993, the Company had not made scheduled principal payments of $3.4 million on the debt and had not made scheduled interest payments on the debt or standby letter of credit of $2.6 million.

At February 27, 1993 and February 29, 1992, the Company had three subordinated notes payable to the sole stockholder totalling $7,152,000. The notes were all due in 1992 and accrue interest at prime plus .5% or 7.5%. No interest was paid during 1993 or 1992 and the Company signed additional notes, representing accrued interest, totaling $782,280 and $709,366 at February 27, 1993 and February 29, 1992, respectively. These notes are due December 31, 1998 and accrue interest at 10%.

3.  INCOME TAXES

The Company has net operating loss carryforwards of approximately $30 million and $31 million for financial reporting purposes and federal income tax purposes, respectively. The net operating loss for federal tax purposes expires primarily in 2004. The utilization of the net operating losses may be limited under Section 352 of the Internal Revenue Code. The principal differences between the book and tax net operating losses relate to timing differences in the recognition of certain expenses for book and tax purposes.

The Company has adopted Financial Accounting Standard No. 96 for financial reporting purposes. In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Companies are required to adopt this new method of accounting for income taxes no later than fiscal years beginning after December 15, 1992. The Company does not expect the adoption of this statement to have a material effect on the Company's financial position.

4.  EMPLOYEE BENEFIT PLANS

The Company has a defined benefit pension plan (Plan) that covers all hourly employees of the Company who are members of Department Store Employees' Union, Local 1100, who joined the Company on or

                                  Gump's, Inc.

4.   EMPLOYEE BENEFIT PLANS (CONTINUED)

before their sixtieth birthday and who do not participate in any other retirement plan to which the Company makes contributions. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Upon normal retirement at age 65, participants are entitled to monthly benefits for life based on credited years of service as determined under the Plan. Participants are fully vested in these benefits after five years of service.

The Company's current funding policy is to make annual contributions to the Plan based on the actuarial determined amount necessary to fund current service costs and to amortize the past service liability over a 30-year period. The minimum funding requirements as established by ERISA have been met by the Plan.

The Plan invests primarily in money market and bond and stock funds. The money market fund consists primarily of investments made by the trustee, Wells Fargo Bank, in variable demand notes, commercial paper, treasury bills, and certificates of deposit. Cost approximates market on these investments. All other investments are accounted for at fair values as measured by market prices determined by Wells Fargo Bank.

The following table sets forth the funded status and amounts recognized in the financial statements:

                                                                                 1993                     1992

 Accumulated benefit obligation                                               $ (787,479)              $ (712,454)
                                                                              ===========              ===========
 Projected benefit obligation for service rendered to date                    $ (787,479)              $ (712,454)

 Plan assets at fair value, primarily listed stocks and U.S. bonds             1,150,061                1,109,585
                                                                               ---------                ---------

 Plan assets in excess of projected benefit obligation                           362,582                  397,131
 Unrecognized net (gain) loss from past experience different from that
 assumed and effects of changes in assumptions                                    67,236                    3,779

 Prior service cost not yet recognized in net periodic pension cost               35,299                   39,538
 Unrecognized net obligation (asset)                                            (221,695)                (243,864)
                                                                                ---------                ---------

 Prepaid pension cost included in other assets                                  $243,422               $  196,584
                                                                                ========               ==========

                                  Gump's, Inc.

4.   EMPLOYEE BENEFIT PLANS (CONTINUED)

Net periodic pension cost (income) included the following components:

                                                                                 1993                     1992
                                                                                 ----                     ----
 Service cost--benefits earned during the period                              $ 18,504                 $ 17,763
 Interest cost on projected benefit obligation                                  61,729                   62,628

 Actual return on plan assets                                                 (102,077)                (109,299)

 Net amortization and deferral                                                 (17,930)                 (17,930)
                                                                               --------                 --------
 Net periodic pension cost (income)                                           $(39,774)                $(46,838)
                                                                              =========                =========

The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation for both years presented was 8%. The expected long-term rate of return on plan assets for both years presented was 9%. This plan will be terminated effective July 12, 1993.

Effective June 1, 1991, the Company terminated its defined contribution profit sharing plan for executive employees of the Company which covered all salaried employees of the Company who had a job classification of assistant department manager or above, who had completed one year of service and who were not members of a collective bargaining unit. No contributions were made to the plan during fiscal years ended 1993 and 1992.

5.  SALE OF TRADEMARK AND PRODUCT DEVELOPMENT DIVISION

During fiscal year 1992, the Company sold its product development division to its sole stockholder, including the related assets of the division, for $688,140. In addition, the Company sold the right to exclusive use of the "Gump's" trademark in the Greater Asian Territory for $3,000,000. The gain recognized from these transactions was $2,734,000.

6.  REDEEMABLE, CONVERTIBLE PREFERRED STOCK

The Preferred Stock has a 10% dividend rate which will accumulate and not be payable until a future date to be determined by the stockholder. The Preferred Stock is redeemable at any time at the option of the Board of Directors with mandatory redemption on December 31, 1998. The redemption price equals $100 per share plus accrued dividends. The Preferred Stock is also convertible into Common Stock at any time at the option of the holders of Preferred Stock. The conversion factor is based on a Common Stock value of $169.70 per share adjusted for future issues or sales of Common Stock.

                                  Gump's, Inc.

7.  STORE CLOSURE

During fiscal year 1992, the Company closed its two retail stores located in Dallas and Houston, Texas. The closures had been anticipated at the acquisition date in July 1989 and appropriate reserves provided. The Company secured releases for all obligations under its real estate leases for the two properties from its landlords.

During fiscal year 1993, the Company closed its retail store located in Beverly Hills, California. The Company was unable to secure a release for all obligations under its real estate leases from its landlord. The Company is negotiating with its landlord and has established an accrual for estimated rental and common area maintenance expenses.

8.  LEASE COMMITMENTS

The Company leases computer equipment and an automobile under capital leases. In addition, the Company leases its store and other facilities under separate operating lease agreements. All store lease agreements require the payment of contingent rentals based upon sales of the specific store in addition to minimum rentals. The Company also has operating leases for equipment. The minimum payments, under capital leases and noncancelable operating lease obligations with initial or remaining terms of one year or more, some of which contain renewal options and escalation clauses, consist of the following:

                                                  OPERATING                               CAPITAL
                                                  LEASES                                  LEASES
                                                 -------------------------------------------------
                                                                  (In Thousands)
1994                                               $  2,826,368                           271,976
1995                                                  1,772,931                           271,976
1996                                                  1,588,058                           271,976
1997                                                  1,588,397                            55,616
1998                                                  1,758,868
Thereafter                                           13,252,855
                                                    -----------                      ------------
Total minimum lease payments                         22,787,477                           871,544
Amounts representing interest                                 -                           139,092
                                                    -----------                       -----------
Present value of net minimum lease payments        $ 22,787,477                        $  732,452
                                                    =============================================

The operating lease commitments include annual rental commitments related to the Beverly Hills store which the Company has vacated.

                                  Gump's, Inc.

8.   LEASE COMMITMENTS (CONTINUED)

Rent expense consisted of the following:

                                                            1993                             1992
                                                    ---------------------------------------------
                                                                  (In Thousands)
Minimum rentals under operating leases                  $ 2,748                           $ 2,509
Contingent Rentals                                          392                               908
                                                    ---------------------------------------------
                                                        $ 3,140                           $ 3,417
                                                    =============================================

Amortization of assets held under capital leases is included in depreciation and amortization expense.

9. CONTINGENCIES

The Company is defending various claims and legal actions arising in its normal operations. In the opinion of management, the ultimate resolution of these actions individually or in the aggregate, will not have a material effect on the Company's financial position.

                       Consolidated Financial Statements

                                  Gump's, Inc.

                          Year ended February 23, 1991
                      with Report of Independent Auditors

                                  Gump's, Inc.

                       Consolidated Financial Statements

                          Year ended February 23, 1991




                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Audited Consolidated Financial Statements

Consolidated Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Consolidated Statement of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Consolidated Statement of Stockholders' Deficit . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Consolidated Statement of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Gump's, Inc.

We have audited the accompanying consolidated balance sheet of Gump's, Inc. as of February 23, 1991 and the related consolidated statement of operations, stockholders' equity, and cash flows for the year ended February 23, 1991. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gump's, Inc. at February 23, 1991 and the consolidated results of their operations and their cash flows for the year ended February 23, 1991 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Gump's, Inc. will continue as a going concern. As more fully described in Note 9, the Company has incurred recurring operating losses and negative cash flows from operating activities and is currently negotiating with one of its principal shareholders and senior lenders to change the capitalization of the Company. The operations and current financial condition of Gump's, Inc. raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                                   ERNST & YOUNG

San Francisco, California
June 17, 1991,
except for Note B as to which the date is August 7, 1991

                                  Gump's, Inc.

                           Consolidated Balance Sheet

                               February  23, 1991
                    (In Thousands, except for share amounts)

ASSETS
Current assets:
  Cash                                                                      $         29
  Trade accounts receivable, less allowance for
     doubtful accounts of $365 and $197, respectively                              4,039
  Inventories                                                                     19,992
  Prepaid expenses                                                                 1,399
  Other receivables and other assets                                               1,059
                                                                            ------------
Total current assets                                                              26,518

Property and equipment:
  Leasehold improvements                                                           3,594
  Furniture and fixtures                                                             976
  Automobiles                                                                         51
  Computer system                                                                  1,124
                                                                            ------------
                                                                                   5,745
  Less accumulated depreciation and amortization                                 (1,294)
                                                                            ------------
                                                                                   4,451

Intangible assets:
  Goodwill, less accumulated amortization of $953
    and $249, respectively                                                        21,741
  Deferred loan fees and organization costs, less accumulated
    amortization of $162 and $55, respectively                                       702
                                                                            ------------
                                                                                  22,443
                                                                            ------------
Total assets                                                                $     53,412
                                                                            ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Trade accounts payable                                                    $      4,594
  Accrued expenses                                                                 7,428
  Accrued interest                                                                   245
  Outstanding gift certificates and customer deposits                              1,231
  Accrued payroll and compensation                                                 1,205
  Revolving line of credit with bank                                               7,050
                                                                            ------------
Total current liabilities                                                         21,753

Long-term debt:
  Note payable to bank                                                            17,250
  Subordinated debt due to stockholders                                            3,644
                                                                            ------------
                                                                                  20,894

Other liabilities                                                                  1,352
Redeemable, convertible Preferred Stock, $100 par value
  (120,000 shares authorized and issued)                                          12,000

Stockholders' deficit:
  Common Stock, $.01 par value (authorized: 1991-200,000
    shares; issued and outstanding: 1991-78,214 shares)                                1
  Additional paid-in capital                                                      11,675
  Retained-earnings deficit                                                     (14,263)
                                                                            ------------
                                                                                 (2,587)

                                                                            ------------
Total liabilities and stockholders' deficit                                 $     53,412
                                                                            ============


See accompanying notes.

                                  Gump's, Inc.

                     Consolidated Statements of Operations

                          Year ended February 23, 1991
                                 (In Thousands)


Net sales                                                                         $       62,138
Cost of sales                                                                             31,694
                                                                                  --------------
Gross margin                                                                              30,444

Direct selling expenses                                                                   26,794
                                                                                  --------------
                                                                                           3,650
General and administrative expenses                                                       10,070
                                                                                  --------------
Loss before interest expense                                                             (6,420)
Interest expense                                                                           3,231
                                                                                  --------------
Net loss                                                                          $      (9,651)
                                                                                  ==============



See accompanying notes.

                                  Gump's, Inc.

                Consolidated Statement of Stockholders' Deficit



                                                       Additional       Retained-
                                           Common        Paid-in         Earnings
                                            Stock        Capital         Deficit              Total
                                           -------    -----------     --------------      -------------

Balance at February 24, 1990               $   393  $   6,675,482     $  (4,611,619)      $   2,064,256
  Common Stock issued                          389      4,999,746     $            -          5,000,135
  Net loss                                       -              -     $  (9,650,902)         (9,650,902)

                                           -------  -------------     --------------      ------------
Balance at February 23, 1991               $   782  $  11,675,228     $ (14,262,521)      $ (2,586,511)
                                           =======  =============     ==============      ============


See accompanying notes.

                                  Gump's, Inc.

                      Consolidated Statement of Cash Flows

                          Year ended February 23, 1991
                                 (In Thousands)


OPERATING ACTIVITIES
Net loss                                                                                        $  (9,651)
Adjustments to reconcile net loss to net cash used in
  operating activities:

    Depreciation and amortization                                                                    1,818
    Provision for bad debts                                                                            281
    Changes in operating assets and liabilities:
       Trade accounts receivable                                                                       744
       Inventories                                                                                   (712)
       Prepaid expenses, other assets and other receivables                                          3,303
       Intangibles                                                                                 (4,491)
       Trade accounts payable                                                                          646
       Accrued expenses and other current liabilities                                                2,052
                                                                                                ----------
Net cash used in operating activities                                                                6,010

INVESTING ACTIVITIES
Purchases of property and equipment                                                                (2,024)
Writeoff of leasehold improvements                                                                     278
                                                                                                ----------
Net cash used in investing activities                                                              (1,746)

FINANCING ACTIVITIES
Proceeds from revolving line of credit                                                              22,600
Principal payments on revolving line of credit                                                    (19,100)
Proceeds from subordinated debt due to stockholder                                                   3,000
Principal payments on note payable to bank                                                         (3,750)
Proceeds from issuance of Common Stock                                                               5,000
                                                                                                ----------
Net cash provided by financing activities                                                            7,750
                                                                                                ----------

Net decrease in cash                                                                                   (6)

Cash at beginning of year                                                                               35
                                                                                                ----------
Cash at end of year                                                                             $       29
                                                                                                ==========

SUPPLEMENTAL DISCLOSURE OF CASH PAID DURING THE YEAR FOR INTEREST                               $    3,084
                                                                                                ==========

See accompanying notes.

                                  Gump's, Inc.

                   Notes to Consolidated Financial Statements

                               FEBRUARY 23, 1991


1.  ACCOUNTING POLICIES

BASIS OF PRESENTATION

On July 10, 1989, GMP Acquisition Corp. (referred to herein as Gump's, Inc. or the Company) acquired all of the outstanding stock of Gump's, Inc., a California corporation and Gump's, Inc., a Texas corporation for approximately $32.75 million. The transaction was accounted for by the purchase method and the consolidated assets and liabilities were recorded at fair values at July 10, 1989.

The Company utilizes the 52-53 week fiscal year convention with its fiscal year ending on a Saturday near the end of February. The accounts included in this report reflect activity for the 52-week period ended February 23, 1991.

All significant intercompany accounts and transactions have been eliminated in consolidation.


TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable include installment accounts receivable maturing more than twelve months from the balance sheet date in accordance with usual industry practice. It is the Company's policy to write off receivables having amounts over 120 days past due.


INVENTORIES

The Company uses the retail inventory method, which approximates the lower of cost or market, to value inventory.


PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are computed by the straight-line method which assigns a five-year life to furniture and fixtures, a three-year life for automobiles and uses the remaining lease term for leasehold improvements.

                                  Gump's, Inc.

1.  ACCOUNTING POLICIES (CONTINUED)


INTANGIBLE ASSETS

Goodwill is the excess of the acquisition costs over the fair value of the net assets acquired. Goodwill is being amortized on a straight-line basis over 40 years. The deferred loan fees are being amortized over the life of the related loans. Organization costs are being amortized over 5 years.


SOFTWARE COSTS

The Company expenses all costs associated with developing and implementing software for internal use.


2.  DEBT FINANCING

The Company has a $25 million loan agreement with a bank which provides a short-term revolving line of credit of up to $7.75 million and a long-term note payable of $17.25 million. The bank loans are secured by a pledge of all assets of the Company and bear interest at the bank's prime rate plus .75% or LIBOR plus 1.75%, at the Company's option. The loan agreement requires the Company to maintain certain financial covenants, some of which the Company was not in compliance with at February 23, 1991. In August 1991, the bank waived compliance with these covenants through the year ending February 1992. The maturities of long-term debt for fiscal years subsequent to February 23, 1991 are:

 1993                                                           $ 1,400,000
 1994                                                             2,300,000
 1995                                                             2,300,000
 1996                                                             2,300,000
 1997                                                             2,700,000
 Thereafter                                                       6,250,000
                                                                 ----------
                                                                $17,250,000
                                                                ===========

                                  Gump's, Inc.

3.  INCOME TAXES

The Company has net operating loss carryforwards of $20 million and $14 million for financial reporting purposes and federal income tax purposes, respectively. The net operating loss for federal tax purposes expires in 2002. The principal differences between the book and tax net operating losses relate to the recognition for tax purposes of certain expenses at the time paid.


4.  EMPLOYEE BENEFIT PLANS

The Company has a defined benefit pension plan (Plan) that covers all hourly employees of the Company who are members of Department Store Employees' Union, Local 1100, who joined the Company on or before their sixtieth birthday and who do not participate in any other retirement plan to which the Company makes contributions. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Upon normal retirement at age 65, participants are entitled to monthly benefits for life based on credited years of service as determined under the Plan. Participants are fully vested in these benefits after five years of service.

The Company's current funding policy is to make annual contributions to the Plan based on the actuarial determined amount necessary to fund current service costs and to amortize the past service liability over a 30-year period. The minimum funding requirements as established by ERISA have been met by the Plan.

The Plan invests primarily in money market and bond and stock funds. The money market fund consists primarily of investments made by the trustee, Wells Fargo Bank, in variable demand notes, commercial paper, treasury bills, and certificates of deposit. Cost approximates market on these investments. All other investments are accounted for at fair values as measured by market prices determined by Wells Fargo Bank.

                                  Gump's, Inc.

4.  EMPLOYEE BENEFIT PLANS (CONTINUED)

The following table sets forth the funded status and amounts recognized in the financial statements:


                                                                                                     1991
                                                                                                 -----------
Accumulated benefit obligation                                                                   $ (694,339)
                                                                                                 ===========

Projected benefit obligation for service rendered to date                                        $ (694,339)
Plan assets at fair value, primarily listed stocks and U.S. bonds                                  1,031,044
                                                                                                 -----------
Plan assets in excess of projected benefit obligation                                                336,665
Unrecognized net (gain) loss from past experience different from that assumed
  and effects of changes in assumptions                                                               41,289
Prior service cost not yet recognized in net periodic pension cost                                    43,777
Unrecognized net obligation at year end                                                            (245,590)
                                                                                                 -----------
Prepaid pension cost included in other assets                                                    $   176,141
                                                                                                 ===========

Net periodic pension cost (income) included the following components:
  Service cost--benefits earned during the period                                                $    17,493
  Interest cost on projected benefit obligation                                                       61,042
  Actual return on plan assets                                                                     (101,491)
  Net amortization and deferral                                                                     (17,930)
                                                                                                 -----------
  Net periodic pension income                                                                    $  (40,886)
                                                                                                 ===========

The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 9%. The expected long-term rate of return on plan assets was 10%.

The Company also maintains a defined contribution profit-sharing plan for executive employees of Gump's, Inc. which covers all salaried employees of the Company who have a job classification of assistant department manager or above, who have completed one year of service and who are not members of a collective bargaining unit. No contribution was made to the plan for the current year. Subsequent to February 23, 1991, the Company's Board of Directors adopted a resolution to terminate this plan effective June 1, 1991.

                                  Gump's, Inc.

5.  RELATED PARTY TRANSACTIONS

At February 23, 1991, the Company had a subordinated note payable to one of its principal stockholders. At February 23, 1991, this note had an outstanding principal balance of $3,000,000. This note accrues interest at prime rate plus .5% and is due July 13, 1992. The remaining note, representing accrued interest, has a principal balance of $643,416 at February 23, 1991. This note is due December 31, 1998 and accrues interest at 10%.

A Company executive has options, which expire in July 1994, to purchase additional shares of Common Stock at $169.70 per share to bring his ownership interest up to 10 percent of the then outstanding Common Stock.

During the year ended February 23, 1991, the Company's stockholders exercised warrants to purchase 36,964 shares of Common Stock.


6.  LEASE COMMITMENTS

The Company leases all of its stores and other facilities under separate lease agreements. All store lease agreements require the payment of contingent rentals based upon sales of the specific store in addition to minimum rentals. The Company also has operating leases for equipment, furniture and fixtures. The minimum payments, by year and in the aggregate, under leases obligations with initial or remaining terms of one year or more, some of which contain renewal options, consist of the following:

                                                                      Equipment
                                                                         and
                                                     Buildings        Furniture              Total
                                                   --------------------------------------------------

 1992                                                $1,856,327         $165,629           $2,021,956
 1993                                                 2,399,705          155,647            2,555,352

 1994                                                 2,887,569           73,869            2,961,438
 1995                                                 2,296,863           14,666            2,311,529

 1996                                                 2,122,841            5,246            2,128,087
 Thereafter                                          16,344,884                -           16,344,884
                                                   --------------------------------------------------
                                                    $27,908,189         $415,057          $28,323,246
                                                   ==================================================

Total rent expense for the period ended February 23, 1991 amounted to $3,292,826 of which $968,246 was contingent rent.

                                  Gump's, Inc.

7. STORE CLOSURE COSTS

Subsequent to February 23, 1991, the Company closed the two retail stores located in Dallas and Houston, Texas. The closures had been anticipated at the acquisition date in July 1989. The Company secured releases for all obligations under its real estate leases for the two properties (from its landlords). During 1991, the Company revised its estimate of the reserve for store closure costs and increased goodwill by $3,638,000. The reserves were established to provide for markdowns to dispose of the inventories at the two locations, severance costs and costs relating to the termination of real estate leases.


8. RECAPITALIZATION OF STOCKHOLDERS' EQUITY

In July 1990, $12,000,000 of subordinated notes payable held by the principal stockholders were exchanged for 120,000 shares of $100 par value Preferred Stock. The Preferred Stock has a 10% dividend rate which will accumulate and not be payable until a future date to be determined by the stockholders. The Preferred Stock is redeemable at any time at the option of the Board of Directors with mandatory redemption on December 31, 1998. The redemption price equals $100 per share plus accrued dividends. The Preferred Stock is also convertible into Common Stock at any time at the option of the holders of Preferred Stock. The conversion factor is based on a Common Stock value of $169.70 per share adjusted for future issue or sales of Common Stock.

One principal stockholder also purchased an additional 29,664 shares of Common Stock for $5,000,000 and advanced the Company $3,000,000 in exchange for a subordinated promissory note.


9. PROPOSED FINANCIAL RESTRUCTURING

Since its inception in July 1989, the Company has incurred substantial operating losses and negative cash flow. The July 1990 recapitalization discussed in Note 8 was the first of the steps taken by management to recapitalize the Company and to provide the Company with a solid financial structure. Management is negotiating with its senior lender and one of its principal stockholders to convert some of the existing debt to equity and to provide additional financing through an equity infusion, a larger revolving line of credit, and restructuring interest and principal repayment schedules and various restrictive covenants in the existing senior loan agreement.

Management believes that the resulting financial structure will significantly strengthen the Company.

                                  GUMP'S, INC.                 ITEM 7(A)(II)
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                               AS OF MAY 29, 1993
                                 (IN THOUSANDS)

ASSETS
Current Assets:

Cash and cash equivalents                                                      $   2,677
Accounts receivable, net                                                           4,244
Inventories, net                                                                   8,357
Other current assets                                                               1,348
                                                                               ---------
            Total Current Assets                                                  16,626
                                                                               ---------

Net Property                                                                       4,946
Other Assets                                                                       1,650
                                                                               ---------
            Total Assets                                                       $  23,222
                                                                               =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities

Current portion of long term debt and capital leases                           $  18,303
Accrued liabilities                                                               11,337
                                                                               ---------
            Total Current Liabilities                                             29,640
                                                                               ---------
Noncurrent liabilities:
Long-term debt                                                                    16,632
Other                                                                              5,788
                                                                               ---------
            Total Noncurrent Liabilities                                          22,420
                                                                               ---------
            Total Liabilities                                                     52,060
                                                                               ---------

Common and Other Shareholder's Equity (Deficit)
Preferred Stock                                                                   12,000
Common Stock                                                                           1
Capital in excess of par                                                          11,635
Accumulated deficit                                                             (52,474)
                                                                               ---------
Common and Other Shareholder's Equity (Deficit)                                 (28,838)
                                                                               ---------

            Total Liabilities and Shareholder's Equity (Deficit)               $  23,222
                                                                               =========

                                  GUMP'S, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                 (IN THOUSANDS)


                                                   FOR THE THREE MONTHS ENDED
                                                   --------------------------
                                                     May 30,            May 29,
                                                       1992              1993
                                                   ---------          ---------

Net sales                                           $ 12,139           $ 12,254
Operating costs and expenses:
Costs of sales and operating expenses                  6,576              6,509
Selling expenses                                       1,371              1,273
General and administrative expenses                    6,333              4,872
                                                    --------           --------
Income (loss) from operations                        (2,141)              (400)
Interest and other income (expenses):                  (561)             ($707)

Net (loss)                                          $(2,702)           $(1,107)
                                                    ========           ========

                                  GUMP'S, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                 (IN THOUSANDS)


                                                                         FOR THE THREE MONTHS ENDED
                                                                         --------------------------
                                                                 MAY 30,                        MAY 29,
                                                                  1992                           1993
                                                                 -------                        -------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net Income (loss)                                          ($2,702)                       ($1,107)
        Adjustments to reconcile net income (loss) to net
          cash provided (used) by operating activities:
                 Depreciation and amortization                         466                            484
                 Changes in operating assets and liabilities:
                         Accounts receivable                          (892)                       ( 1,658)
                         Inventories                                 2,352                          2,035
                         Prepaid expenses and other                    170                            638
                         Accounts payable                             (632)                           (80)
                         Accrued expenses                              723                            545
                         Other                                         706                            182
                                                                   --------                       --------

        Net cash provided (used) by operating activities               191                          1,039
                                                                   --------                       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Acquisitions of property                                      (342)                          -
        Other                                                           (1)                          -
                                                                   --------                      ---------

        Net cash provided (used) by investing activities              (343)                          -
                                                                   --------                      ---------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                         (152)                         1,039

CASH AND CASH EQUIVALENTS AT THE BEGINNING
  OF THE PERIOD                                                      3,916                          1,638
                                                                   --------                       --------

CASH AND CASH EQUIVALENTS AT THE END OF
  THE PERIOD                                                        $3,764                         $2,677
                                                                   ========                       ========

GUMP'S, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements.

1. Basis of presentation - In the opinion of management, the accompanying unaudited interim financial statements contain all material adjustments, consisting of normal recurring accruals, necessary to present fairly the financial condition as of May 29, 1993 and the results of operations for the three month periods ended May 30, 1992 and May 29, 1993 of Gump's, Inc. and its consolidated subsidiaries for the interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year.

2. Subsequent event - On May 21, 1993, Hanover Direct, Inc. and GSF Acquisition Corp. ("GSF"), a wholly owned indirect subsidiary of Hanover Direct, Inc., entered into an asset purchase agreement with Gump's, Inc., pursuant to which GSF agreed to acquire certain of the retail assets of Gump's, Inc., Hanover Direct, Inc. and Gump's by Mail, Inc. ("Gump's by Mail"), a wholly owned indirect subsidiary of Hanover Direct, Inc., also entered into an asset purchase agreement with Gump's pursuant to which Gump's by Mail agreed to acquire substantially all of the mail order assets of Gump's, Inc. The aggregate purchase price for the retail assets and the mail order assets was $1,750,001 plus an amount equal to the net asset value of cash, inventories, accounts receivable and certain prepaid items as of July 12, 1993, the closing date of the transactions. The purchase price was payable $1,500,001 plus one-half of Gump's net asset value in cash, with the balance in shares of Hanover Direct, Inc.'s Common Stock. Hanover Direct, Inc. paid Gump's $6.9 million in cash and issued 1,327,330 shares of Common Stock valued at $4.78 per share.

                                                                  Item 7(a)(iii)
                            COMPANY STORE HOLDINGS, INC.
                            AND SUBSIDIARIES
                            (Debtors-in-Possession)

                            Consolidated Financial Statements
                            as of August 1, 1992 and July 27, 1991
                            Together With Report of
                            Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Shareholders and Directors of
Company Store Holdings, Inc. (Debtor-in-Possession):

We have audited the accompanying consolidated balance sheets of Company Store Holdings, Inc. (a Delaware corporation) and Subsidiaries (Debtors-in-Possession) as of August 1, 1992 and July 27, 1991 and the related consolidated statements of operations, shareholders' investment (deficit), and cash flows for each of the three years in the period ended August 1, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Company Store Holdings, Inc. and Subsidiaries as of August 1, 1992 and July 27, 1991, and the results of their operations and their cash flows for each of the three years in the period ended August 1, 1992, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, Company Store Holdings, Inc., together with all of its subsidiaries, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court on May 22, 1992. Although the Company and its subsidiaries are currently operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court, the continuation of their businesses as going concerns is contingent upon, among other things, the ability to formulate a Plan of Reorganization which will gain approval of the creditors and confirmation by the Bankruptcy Court, and the ability to generate sufficient cash from operations and financing sources to meet obligations as they become due. In addition, as discussed in Note 4, the Company is not in compliance with certain covenants of the post-petition financing agreement. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming the Company and its subsidiaries will continue as going concerns and do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company or its subsidiaries be unable to continue as going concerns. The consolidated financial statements also do not include any adjustments relating to the recoverability and classification of reported asset amounts or adjustments to the establishment, settlement and classification of liabilities that may be required in connection with restructuring the Company and its subsidiaries as they reorganize under Chapter 11 of the United States Bankruptcy Code.

                                                           ARTHUR ANDERSEN & CO.


Minneapolis, Minnesota,
September 30, 1992

                 COMPANY STORE HOLDINGS, INC. AND SUBSIDIARIES
                            (DEBTORS-IN-POSSESSION)

                          Consolidated Balance Sheets

                     As of August 1, 1992 and July 27, 1991

                    (In Thousands, Except Per Share Amounts)



                                                                                              1992          1991
                                                                                            -------       -------

   ASSETS

CURRENT ASSETS:                                                                             $    401      $   637
   Cash                                                                                        1,296        1,479
   Receivables, net                                                                           17,612       21,365
   Inventories                                                                                 2,993        2,787
                                                                                            --------      -------
   Prepaid expenses                                                                           22,302       26,268
                                                                                            --------      -------
              Total current assets
PROPERTY AND EQUIPMENT, at cost:
   Land and buildings                                                                          5,272        5,149
   Machinery, equipment and furniture                                                          9,426        8,985
   Less - Accumulated depreciation                                                           (6,865)      (4,489)
                                                                                            -------       ------
              Net property and equipment                                                       7,833        9,645
                                                                                            --------      -------
OTHER ASSETS, net (Note 3)                                                                    21,114       21,474
                                                                                            --------      -------
                                                                                            $ 51,249      $57,387
                                                                                            ========      =======

   LIABILITIES AND SHAREHOLDERS' INVESTMENT (DEFICIT)

LIABILITIES NOT SUBJECT TO COMPROMISE:
   Current liabilities -
         Short-term borrowings                                                              $ 14,348      $15,956
         Accounts payable                                                                      1,409        7,490
         Accrued liabilities                                                                   1,079        2,603
         Current portion of long-term debt                                                       603        2,717
                                                                                            --------      -------
              Total current liabilities not subject to compromise                             17,439       28,766
   Long-term debt                                                                                  -       23,320
   Other long-term liabilities                                                                     -        4,382
                                                                                            --------      -------
              Total liabilities not subject to compromise                                     17,439       56,468
LIABILITIES SUBJECT TO COMPROMISE                                                             39,439            -

COMMITMENTS AND CONTINGENCIES (Notes 2, 9, 13 and 14)

SHAREHOLDERS' INVESTMENT (DEFICIT):
   Series A Convertible Preferred Stock, par value $.01                                        1,000        1,000
   Common stock and paid-in capital, par value $.01                                            9,294        9,294
   Accumulated deficit                                                                      (15,923)      (9,375)
                                                                                            -------       ------
              Total shareholders' investment (deficit)                                       (5,629)          919
                                                                                            -------       -------
                                                                                            $ 51,249      $57,387
                                                                                            ========      =======

   The accompanying notes are an integral part of these consolidated balance sheets.

                 COMPANY STORE HOLDINGS, INC. AND SUBSIDIARIES
                            (DEBTORS-IN-POSSESSION)

                     Consolidated Statements of Operations

   For the Fiscal Years Ended August 1, 1992, July 27, 1991 and July 28, 1990

                (In Thousands, Except Share and Per Share Data)


                                                                           1992          1991           1990
                                                                      ------------  -----------     ------------
NET SALES                                                             $     83,713   $   85,421     $      67,277

COST OF SALES                                                               46,321       47,126            36,981
                                                                            ------   ----------     -------------

         Gross profit                                                       37,392       38,295            30,296

SELLING AND ADMINISTRATIVE EXPENSES                                         38,030       37,537            29,890
                                                                      ------------   ----------     -------------

         Income (loss) from operations                                       (638)          758               406

OTHER EXPENSE:
   Interest expense, net                                                     4,347        4,064             3,335
   Amortization of intangible assets                                           657          672             1,956
   Other, net                                                                  204          282               230
                                                                      ------------   ----------     -------------

NET LOSS BEFORE REORGANIZATION ITEMS                                       (5,846)      (4,260)           (5,115)

REORGANIZATION ITEMS                                                         (702)            -                 -
                                                                      ------------   ----------     -------------

NET LOSS                                                                  $(6,548)   $  (4,260)      $    (5,115)
                                                                          ========   ==========      ============

NET LOSS PER SHARE                                                     $ (2,326.11)  $(1,721.91)    $   (2,130.36)
                                                                       ============  ===========    ==============

WEIGHTED AVERAGE SHARES                                                      2,815         2,474            2,401
                                                                             =====         =====            =====

   The accompanying notes are an integral part of these consolidated financial statements.

                 COMPANY STORE HOLDINGS, INC. AND SUBSIDIARIES
                            (DEBTORS-IN-POSSESSION)

         Consolidated Statements of Shareholders' Investment (Deficit)

   For the Fiscal Years Ended August 1, 1992, July 27, 1991 and July 28, 1990

                      (In Thousands, Except Share Amounts)

                                                Series A                 Common Stock
                                              Convertible               and Paid-In
                                            Preferred Stock            Capital (10,000
                                             (5,000 Shares                Shares
                                              Authorized)                Authorized)
                                       ------------------------    -----------------------      Accumulated
                                         Shares        Amount       Shares        Amount         Deficit          Total
                                       ----------    ----------    ---------     ---------   --------------   -----------

BALANCE, August 11, 1989                        -    $        -        2,400    $     8,042    $        -     $     8,042

   Shares issued                                -             -           12             37             -              37

   Net loss                                     -             -            -              -       (5,115)         (5,115)
                                       ----------    ----------    ---------    -----------    ----------     -----------

BALANCE, July 28, 1990                          -             -        2,412          8,079       (5,115)           2,964

   Shares issued                            1,000         1,000          403          1,215             -           2,215

   Net loss                                     -             -            -              -       (4,260)         (4,260)
                                       ----------    ----------    ---------    -----------    ----------     -----------

BALANCE, July 27, 1991                      1,000         1,000        2,815          9,294       (9,375)             919

   Net loss                                     -             -            -              -       (6,548)         (6,548)
                                       ----------    ----------    ---------    -----------    ----------     -----------

BALANCE, August 1, 1992                     1,000    $    1,000        2,815    $     9,294    $ (15,923)     $   (5,629)
                                       ==========    ==========    =========    ===========    =========      ==========

   The accompanying notes are an integral part of these consolidated financial statements.

                 COMPANY STORE HOLDINGS, INC. AND SUBSIDIARIES
                            (DEBTORS-IN-POSSESSION)

                     Consolidated Statements of Cash Flows

      For the Fiscal Years Ended August 1, 1992, July 27, 1991 and July 28, 1990

                                 (In Thousands)

                                                                      1992              1991          1990
                                                                   --------         --------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                           $(6,548)         $(4,260)       $(5,115)
 Adjustments to reconcile net loss to net cash used in
  operating activities before reorganization items -
    Depreciation and amortization                                      3,041            2,969          4,226
    Noncash interest                                                   1,678            2,584          2,288
    Reorganization items                                                 702                -              -
    Changes in operating items:
       Receivables                                                       183            (332)           (66)
       Inventories                                                     3,753          (5,266)        (1,637)
       Prepaid expenses                                                (206)          (1,682)           (66)
       Accounts payable and accrued liabilities                        4,024            (742)          (918)
       Other long-term liabilities                                     (129)            (191)        (1,553)
       Liabilities subject to compromise                             (3,803)                -              -
                                                                     -------         --------        -------

          Net cash provided by (used in) operating
            activities before reorganization items                     2,695          (6,920)        (2,841)

 Operating cash flows from reorganization items -
      Professional fees paid for services rendered in
        connection with the Chapter 11 proceeding                      (598)                -              -
                                                                      ------         --------       --------

          Net cash provided by (used in) operating
            activities                                                 2,097          (6,920)        (2,841)
                                                                     -------         --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures, net                                             (572)            (517)          (306)
 Acquisition, net of cash acquired                                         -            (662)              -
 Other                                                                     -             (42)             20
                                                                   ---------         --------       --------
          Net cash used in investing activities                        (572)          (1,221)          (286)
                                                                   ---------         --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings (repayments) under revolving credit
   agreements                                                        (1,608)            7,272          3,379
  Repayment of long-term debt                                          (153)                -              -
  Sale of common stock                                                     -            1,215             37
                                                                   ---------           ------        -------

          Net cash provided by (used in) financing
            activities                                               (1,761)            8,487          3,416
                                                                   ---------           ------        -------
          Net increase (decrease) in cash                              (236)              346            289

CASH:
 Beginning of year                                                       637              291              2
                                                                   ---------          -------        -------
 End of year                                                       $     401          $   637       $    291
                                                                   =========          =======       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 COMPANY STORE HOLDINGS, INC. AND SUBSIDIARIES
                            (DEBTORS-IN-POSSESSION)

                   Notes to Consolidated Financial Statements

                        August 1, 1992 and July 27, 1991


1.  ORGANIZATION AND NATURE OF BUSINESS:

In August 1989, an investor group formed Company Store Holdings, Inc. (the "Company") which acquired all of the outstanding common stock of Company Store, Inc. ("The Company Store") on August 11, 1989. In June 1991, a wholly owned subsidiary of the Company acquired all of the assets and assumed certain liabilities of Scandia Down Corporation ("Scandia"). Consideration for the acquisition of Scandia was $25,000 in cash and 1,000 shares of the Company's Series A Convertible Preferred Stock. In connection with the acquisition of Scandia, the Company issued shares of its common stock to certain existing shareholders for total proceeds of approximately $1,200,000.

The acquisitions described above have been accounted for using the purchase method whereby assets and liabilities are stated at their fair market values at the date of acquisition and operations of the acquired companies are included in the consolidated results from the date of acquisition. The excess purchase price over the net assets acquired is included in other assets.

The Company Store and Scandia market down and natural fiber home furnishing products and outerwear nationally through direct mail catalogs, national advertising and retail stores. Substantially all of the home furnishings products are designed and manufactured by The Company Store. Other products are designed by The Company Store and manufactured by domestic and international suppliers for exclusive resale.

2.  PETITION FOR RELIEF UNDER CHAPTER 11:

On May 22, 1992 (the petition date), the Company and all of its subsidiaries (the "Debtors") filed petitions for relief under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Western District of Wisconsin (the "Bankruptcy Court") and are currently operating their respective businesses as debtors-in-possession, subject to the supervision of the Bankruptcy Court. The Chapter 11 filing was the result of a sales and cash shortfall and failed negotiations with the Company's lenders.

As of the petition date, prepetition indebtedness and other contractual obligations may not be enforced against the Debtors and litigation is stayed. In addition, prepetition executory contracts and lease obligations may be rejected and parties affected by these rejections may file claims with the Bankruptcy Court. Substantially all claims against the Debtors which existed at the petition date are reflected in the August 1, 1992 consolidated balance sheet as liabilities subject to compromise. It is expected that all claims against the Debtors as of the petition date will be dealt with in accordance with a plan of reorganization to be voted upon by all classes of creditors and subject to approval by the Bankruptcy Court. Management expects to file a proposed reorganization plan by December 15, 1992. There can be no assurances the plan will be approved by the creditors or the Bankruptcy Court.

A creditors' committee has been established by the Bankruptcy Court which has the right to review transactions that are not in the ordinary course of business. This committee will also participate in the formulation of any plan or plans of reorganization.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. However, as a result of the Chapter 11 filings, such realization of assets and liquidation of liabilities are subject to uncertainty. While under the protection of Chapter 11, in the normal course of business, the Company may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the consolidated financial statements. The plan of reorganization could materially change the amounts and classifications reported in the historical consolidated financial statements, which do not give effect to any adjustments to the carrying value of assets or amounts of liabilities that might be necessary as a consequence of a plan of reorganization. The appropriateness of using the going-concern basis is dependent upon, among other things, confirmation of a plan of reorganization, and the debtors' ability to comply with the debtors-in- possession and other financing agreements.

As discussed in Notes 4 and 5, the Company is not in compliance with certain covenants of its post-petition financing agreement and long-term debt agreements. In addition, unaudited interim financial statements indicate that the Company continues to incur net losses.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

FISCAL YEAR

The fiscal year is the 52/53-week period ending on the Saturday closest to July
31. Fiscal year 1992 represents a 53-week period. Fiscal year 1991 represents a 52-week period. Fiscal year 1990 represents the 50-week period from acquisition (August 11, 1989) through July 28, 1990.

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

REVENUE RECOGNITION

Revenue is recognized at the time of shipment. Liabilities have been established for unfilled cash orders, and the estimated gross profit attributable to returns under the Company's "unconditional satisfaction guarantee" policy.

RECEIVABLES

Receivables are net of allowances for doubtful accounts of $341,000 at August 1, 1992 and $138,000 at July 27, 1991.

INVENTORIES

Inventories are stated at the lower of first-in, first-out (FIFO) cost or market, and include material, labor and overhead for manufactured products. Inventories consist of the following (in thousands):

                                                   1992                   1991
                                               -----------            -----------
          Raw materials                        $     5,330            $     7,877
          Work in process                              264                    578
          Finished goods                            12,018                 12,910
                                               -----------            -----------
                                               $    17,612            $    21,365
                                               ===========            ===========


ADVERTISING EXPENSES

Direct mail catalog costs are deferred and amortized over the estimated periods that the related revenues are expected to be generated. These deferred costs of $2,490,000 at August 1, 1992 and $2,623,000 at July 27, 1991 are included in prepaid expenses in the accompanying consolidated balance sheets. All other advertising costs are charged to expense as incurred.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Betterment and renewals that extend the life of an asset are capitalized. Repairs and maintenance are charged to expense as incurred.

Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

          Buildings and improvements                               5-31 years
          Machines, equipment and furniture                        3-10 years

OTHER ASSETS

Other assets consist primarily of goodwill and franchise rights, recorded in connection with the acquisitions described in Note 1, amortized over 25 to 40 years. Accumulated amortization of other assets was $ 2,948,000 at August 1, 1992 and $2,450,000 at July 27, 1991.

SUPPLEMENTAL CASH FLOW INFORMATION

Interest paid was $2,350,000 in 1992, $1,341,000 in 1991 and $1,323,000 in
1990.  There were no income taxes paid in 1992, 1991 or 1990.

EARNINGS PER SHARE

Net loss per share has been computed based on the weighted average number of common shares outstanding during each year. The impact of outstanding stock options and warrants is not included as there is no dilutive effect in 1992, 1991 or 1990.

RECLASSIFICATIONS

Certain amounts previously reported in the 1991 and 1990 consolidated financial statements have been reclassified to conform to the 1992 presentation. These reclassifications had no effect on previously reported net loss or shareholders' investment.

4.  FINANCING ARRANGEMENTS:

SHORT-TERM BORROWINGS AND DEBTORS-IN-POSSESSION FINANCING

Prior to the petition date, The Company Store had a loan agreement with a commercial lender which provided for a revolving credit facility (the pre-petition revolving credit agreement) with borrowings and international letters of credit of up to $20,000,000 based upon qualified inventory and receivable balances. Interest was payable monthly at prime plus 2 1/2%. The revolving credit facility was to expire in August 1992 with automatic renewals for successive one-year periods unless terminated by The Company Store or the lender. The loan agreement also provided for a working capital loan which was to expire in August 1992. Under the terms of the working capital loan, The Company Store was eligible to borrow up to specified amounts throughout the term of the agreement. Interest on the working capital loan was payable monthly at rates ranging from prime plus 3% to prime plus 4%, based upon the amounts outstanding. Borrowings under the revolving credit facility and working capital loan were collateralized by a first security interest in all inventories and receivables and a second security interest in substantially all other assets. The loan agreement contained restrictive covenants which required, among other matters that The Company Store maintain minimum working capital and financial ratios. In addition, the agreement also imposed limitations on additional indebtedness, sale of its authorized but unissued shares of stock and creation of liens.

As a result of the Chapter 11 filing discussed in Note 2, advances and repayments under the above agreement ceased as of the petition date. At that time, the Bankruptcy Court approved an interim debtors-in-possession financing agreement between the Company and certain of its shareholders to provide the Debtors with $1,500,000 of borrowings bearing interest at prime plus 2 1/2% to allow the Debtors to continue to operate their businesses. On July 8, 1992, the Bankruptcy Court approved the repayment of all borrowings under the interim debtors-in-possession financing agreement. In addition, the Bankruptcy Court approved an increase in the amount of available borrowings under The Company Store's pre-petition revolving credit agreement to $25,000,000. The terms of this agreement (the post-petition financing agreement) are substantially the same as the pre- petition revolving credit agreement, with the exception of certain covenants related to cumulative gross sales demand; earnings before interest, taxes, amortization and depreciation; working capital; current ratios and levels of slow-moving inventory. The post-petition financing agreement is to expire on March 31, 1994 and has been approved by the Bankruptcy Court through March 31, 1993. In addition, post-petition borrowings under this agreement were granted a priority security interest over all claims against the Debtors, with the exception of certain professional fees. The Bankruptcy Court approved the application of funds received from the sale of inventory or collection of accounts receivable against the pre-petition balance outstanding under the revolving credit agreement. Short-term borrowings in the accompanying 1992 consolidated balance sheet include $8,509,000 of pre-petition borrowings. Subsequent to August 1, 1992, all pre-petition obligations under the revolving credit agreement were repaid; therefore, the balance at August 1, 1992 is presented as a current liability not subject to compromise in the accompanying consolidated balance sheet.

In connection with the post-petition financing agreement, the Debtors agreed to make payments aggregating $660,000 through January 1993 to the holders of the secured and mortgage notes payable (see Note 5). As of August 1, 1992, $57,000 had been paid on this obligation and has been reflected as a reduction in the balances outstanding under these notes.

Subsequent to August 1, 1992, The Company Store was not in compliance with certain covenants of the post-petition financing agreement as a result of a shortfall in sales. Accordingly, the lender under this agreement has the right to lift the automatic stay imposed by the Bankruptcy Court and may exercise its security interest in the post-petition financing agreement's collateral. As of September 30, 1992, the lender has not exercised its right to lift the automatic stay.

Information related to short-term borrowings under the above credit agreements as of August 1, 1992 and July 27, 1991 is as follows (in thousands):

                                                               1992                   1991
                                                          ------------             -----------

          Balance outstanding at end of year              $     14,348             $    15,956
                                                          ============             ===========

          Weighted average balance
            outstanding during the year                   $     16,039             $    11,196
                                                          ============             ===========

          Maximum balance outstanding                     $     19,964             $    16,018
                                                          ============             ===========

          Weighted average interest rate                         10.1%                   12.3%
                                                          ============             ===========


5.  LONG-TERM DEBT:

Long-term debt consisted of the following at July 27, 1991 (in thousands):

          Collateralized note payable with interest at 11.5%, due in
            annual installments from July 1992 through March 1996                   $13,037
          Collateralized note payable with interest at 11.25%, due in quarterly installments from September 1991 through
            June 1998                                                                 6,904
          Mortgage note payable with interest at 10.7% , due in
            quarterly installments from September 1991 through
            September 2002                                                            6,096
                                                                                    -------
                                                                                     26,037
          Less - Current portion                                                      2,717
                                                                                    -------
                                                                                    $23,320
                                                                                    =======


As a result of the Chapter 11 filing discussed in Note 2, the ultimate payments to settle the above obligations may be different than the balances reflected in the accompanying 1992 consolidated balance sheet. Therefore, the amounts outstanding under the above notes as of August 1, 1992 are reflected as liabilities subject to compromise on the accompanying 1992 consolidated balance sheet.

Interest on all long-term debt was payable during fiscal 1992 and 1991 only if cash flow, as defined, exceeded certain minimum levels as provided in the loan agreements. As a result of not meeting these cash flow requirements, as defined, no interest was due for fiscal 1992 or 1991. Accordingly, 1991 interest accrued of $2,584,000 was included in 1991 balances shown above. Interest of $1,678,000 for the year ended August 1, 1992 is included in liabilities subject to compromise in the accompanying consolidated balance sheet. Contractual interest of $585,000 incurred subsequent to the petition date has not been recognized by the Company.

The collateralized and mortgage notes payable have first security interests in all land, buildings, machinery, equipment and intangible assets and a second security interest in the Company's inventories and receivables.

The collateralized and mortgages notes payable debt agreements contained certain restrictive covenants. The Company was not in compliance with the terms of these loan agreements as of August 1, 1992.

6.  LIABILITIES SUBJECT TO COMPROMISE:

Under Chapter 11 of the Bankruptcy Code, certain claims against the Debtors in existence prior to the petition date were stayed while the Debtors continued conducting business as debtors-in-possession. These claims are reflected in the August 31, 1992 consolidated balance sheet as liabilities subject to compromise.

Liabilities subject to compromise consisted of the following at August 1, 1992 (in thousands):

          Collateralized note payable, 11.5%, due 1996                   $  12,950
          Collateralized note payable, 11.25%, due 1998                      5,814
          Mortgage note payable, 10.7%, due 2002                             6,517
          Trade accounts payable                                             8,035
          Other accrued liabilities                                          3,745
          Interest                                                           1,678
          Other                                                                700
                                                                         ---------

          Liabilities subject to compromise                              $  39,439
                                                                         =========

7.  REORGANIZATION ITEMS:

Reorganization items are incremental expenses and/or losses that have been realized or incurred by the Debtors as a result of the reorganization process. Such items consisted of the following at August 1, 1992 (in thousands):

          Legal fees                                                     $     314
          Professional fees                                                    284
          Provision for rejected executory contracts                           104
                                                                         ---------
                                                                         $     702
                                                                         =========

8.  INCOME TAXES:

The Company accounts for income taxes under the liability method, as prescribed by Statement of Financial Accounting Standards No. 109, whereby deferred income tax assets and liabilities arise from differences between the tax basis of an asset or liability and the amount reported in the consolidated financial statements. Deferred tax balances are determined by using the tax rate expected to be in effect when the taxes will actually be paid or refunds received. As of August 1, 1992, the Company had a net operating loss carryforward of approximately $21.5 million which expires from 2005 through 2007. The Company has provided a valuation allowance for the net benefit of these carryforwards as their realization is not assured.

9.  EMPLOYEE BENEFIT PLANS:

UNION RETIREMENT FUND AND PROFIT SHARING

Under the terms of The Company Store union agreement, The Company Store is required to contribute 9.0% of all union employee wages to a union-sponsored multiemployer retirement plan. Contributions to this retirement plan were $316,000, $347,000 and $300,000 in fiscal 1992, 1991 and 1990, respectively.
The Company Store is also required to pay up to 5% of the union employee wages as profit sharing based on net income, as defined. No payments to the profit sharing plan were required for 1992 and 1991.

RETIREMENT AND SAVINGS PLAN

The Company has a retirement and savings plan that covers all nonunion employees. The Company matches a portion of the participants' contributions to the plan. Matching contributions under the plan were $65,000, $56,000 and $18,000 in 1992, 1991 and 1990, respectively.

POSTRETIREMENT BENEFITS

In December 1990, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 106 (SFAS No. 106), "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires companies to accrue for postretirement benefits such as health care and life insurance for employees during the years the employee renders the necessary services to be eligible to receive such benefits. The Company is required to adopt the provisions of SFAS No. 106 not later than fiscal 1996. The Company anticipates adopting SFAS No. 106 in the year it is required to do so. The Company has not yet determined the impact of adopting SFAS No. 106 on future financial statements; however, the impact is not expected to be material.

10. SHAREHOLDERS' INVESTMENT:

SERIES A CONVERTIBLE PREFERRED STOCK

The Company has issued 1,000 shares of its Series A Convertible Preferred Stock (Preferred Stock). The Preferred Stock has preference as to dividends and distributions upon liquidation. The holders can convert the Preferred Stock into Common Stock of the Company at the rate of 5.4 shares of Preferred Stock for every share of Common Stock to be issued. The conversion rate is subject to adjustment if the Company declares any stock dividends, splits or combinations, as defined.

STOCK OPTIONS

The Company maintains an Incentive Stock Option Plan which provides for the granting of stock options, at the discretion of the Board of Directors, to certain key employees and officers to purchase shares of the Company's common stock at the fair market value at the date of grant ($3,005-$3,125 per share for all outstanding options). Stock option transactions were as follows for the years ended August 1, 1992, July 27, 1991 and July 28, 1990:

                                                                           Shares
                                                                         ---------

          Outstanding at August 11, 1989                                         -
            Granted                                                            354
            Exercised                                                            -
            Expired                                                           (12)
                                                                         ---------

          Outstanding at July 28, 1990                                         342
            Granted                                                            203
            Exercised                                                            -
            Expired                                                          (156)
                                                                         ---------

          Outstanding at July 27, 1991                                         389
            Granted                                                              7
            Exercised                                                            -
            Expired                                                              -
                                                                         ---------

          Outstanding at August 1, 1992                                        396
                                                                         =========

11. WARRANTS TO PURCHASE COMMON STOCK

On June 7, 1991, The Company Store issued warrants to its commercial lenders enabling the lender to purchase up to 18 newly issued shares of The Company Store's common stock, as defined, for $25 per share. These warrants replaced warrants previously issued to the same lender. The newly issued warrants expire in August 1999, and are exercisable at any time. In addition, the holder of the warrants may require The Company Store to repurchase the warrants beginning in August 1994. The repurchase price will be based upon the fair market value of The Company Store, as defined, at the date of repurchase. The Company Store may, at its option, retire the warrants anytime after August 1995 upon repayment in full of all amounts due the lender. The repurchase price under this option is 110% of the fair market value of the common stock at the date of repurchase.

12. RELATED-PARTY TRANSACTIONS:

The Company Store purchased approximately $10,515,000, $10,644,000 and $10,150,000 of raw materials from a shareholder during 1992, 1991 and 1990, respectively. Liabilities subject to compromise include approximately $791,000 of amounts due to this vendor at August 1, 1992. Approximately $716,000 was due to this vendor at July 27, 1991.

The Company Store had two employment agreements prior to the petition date. Annual compensation under these agreements was approximately $144,000 for fiscal 1992 and 1991 and $98,000 for fiscal 1990. The agreements were rejected in conjunction with the Chapter 11 filing.

The resulting obligation of $382,000 is included in liabilities subject to compromise in the accompanying 1992 consolidated balance sheet.

The Company Store paid $232,000 and $276,000 of consulting fees to shareholders during 1991 and 1990. During 1992, the Company paid $98,000 of such fees and accrued an additional $132,000 which is included within liabilities subject to compromise.

13. NONCOMPETE AGREEMENT:

In July 1990, The Company Store filed a suit against its former principal shareholder for breach of a noncompete and consultancy agreement. As a result, in January 1991, The Company Store and its former principal shareholder agreed to a revised noncompete agreement. Under the terms of the revised agreement, the former principal shareholder was to receive annual compensation of approximately $200,000 through June 1995 and agreed not to compete with The Company Store through 1998. In addition, both parties agreed to dismiss all lawsuits related to the alleged breach of the original agreement. This contract has been rejected in conjunction with the Chapter 11 filing. Liabilities subject to compromise in the accompanying 1992 consolidated balance sheet include $617,000 related to this agreement.

14. COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

The Company is committed under operating leases for distribution and retail store space, and various computer, production and office equipment. The retail store leases provide for contingent rentals based on sales performance in excess of specified minimums. In addition to rent, the Company is also responsible for real estate taxes, insurance, maintenance and other operating costs associated with the leased facilities. Total rental expense under all operating leases was $2,136,000 in 1992, $2,331,000 in 1991 and $2,298,000 in
1990. In connection with the Chapter 11 filing, the Company rejected certain of its lease agreements. The resulting obligation of $198,000 is included in liabilities subject to compromise in the accompanying 1992 consolidated balance sheet.

Future minimum lease payments under the Company's remaining leases with initial or remaining terms of more than one year are as follows (in thousands):

           1993                                         $1,079
           1994                                            621
           1995                                            449
           1996                                            336
           1997                                            309
           Thereafter                                      404

           Total minimum lease payments                 $3,198

LETTERS OF CREDIT

The Company Store had approximately $528,000 in outstanding letters of credit as of July 27, 1991 related to international purchases of merchandise and raw material. There were no outstanding letters of credit as of August 1, 1992. Subsequent to August 1, 1992, the Company entered into an agreement with a bank allowing for the issuance of letters of credit up to a total of $3,000,000. These letters of credit are to be fully secured by a cash collateral account located at the bank at the time of the issuance of any letters of credit.

                                                                   Item 7(a)(iv)


                 COMPANY STORE HOLDINGS, INC. AND SUBSIDIARIES
                            (DEBTORS-IN-POSSESSION)
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                               AS OF JULY 3, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ASSETS
Current Assets:
Cash and cash equivalents                                                 $     573
Accounts receivable, net                                                        868
Inventories                                                                   7,392
Other current assets                                                            924
                                                                          ---------
         Total Current Assets                                                 9,757
                                                                          ---------

Property and equipment, at cost                                              14,613
Less-accumulated depreciation                                                 8,137
                                                                          ---------
Net property and equipment                                                    6,476
Other Assets, net                                                            20,557
                                                                          ---------
         Total Assets                                                     $  36,790
                                                                          =========

LIABILITIES AND SHAREHOLDERS' INVESTMENT (DEFICIT)

Current Liabilities:
Notes payable                                                                 7,603
Accounts payable and accrued liabilities                                        659
                                                                          ---------
         Total Current Liabilities                                            8,262
Noncurrent liabilities:
Liabilities subject to compromise                                            38,773
                                                                          ---------
         Total Liabilities                                                   47,035
                                                                          ---------
Shareholders' Investment (Deficit):
Series A convertible preferred stock
 par value $0.01                                                              1,000
Common stock and paid-in capital, par
 value $0.01                                                                  9,294
Accumulated deficit                                                        (20,539)
                                                                          ---------
     Total Shareholders' Investment (Deficit)                              (10,245)
                                                                          =========
     Total Liabilities and Shareholders' Investment (Deficit)             $  36,790
                                                                          =========

                 COMPANY STORE HOLDINGS, INC. AND SUBSIDIARIES
                            (DEBTORS-IN-POSSESSION)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                 (IN THOUSANDS)


                                                   FOR THE ELEVEN MONTHS ENDED
                                                   ---------------------------
                                                     JUNE 27,           JULY 3,
                                                       1992              1993
                                                   ---------          ---------

Net Sales                                          $  79,235         $   68,086
Operating costs and expenses:
Costs of sales and operating expenses                 43,293             41,611
Selling expenses                                      29,551             23,177
General and administrative expenses                    6,970              6,682
                                                   ---------         ----------
Loss from operations                                   (579)            (3,384)
                                                   ---------         ----------


Interest and other income (expense):
Interest expense                                     (4,260)            (1,171)
Other, net                                             (183)               (60)
                                                   ---------         ----------
                                                     (4,443)            (1,231)
                                                   ---------         ----------
Net (loss)                                         $ (5,022)         $  (4,615)
                                                   =========         ==========

                 COMPANY STORE HOLDINGS, INC. AND SUBSIDIARIES
                            (DEBTORS-IN-POSSESSION)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                 (IN THOUSANDS)


                                                                     FOR THE ELEVEN MONTHS ENDED
                                                                     ---------------------------
                                                                 JUNE 27,                       JULY 3,
                                                                   1992                          1993
                                                                 --------                       -------

CASH FLOWS FROM OPERATING ACTIVITIES:
        Net (loss)                                                 ($5,022)                       ($4,615)
        Adjustments to reconcile net (loss) to net
          cash provided (used) by operating activities:
                 Depreciation and amortization                       2,743                          1,829
                 Changes in operating assets and liabilities:
                         Accounts receivable                          (204)                           429
                         Inventories                                 4,125                         10,220
                         Prepaid expenses and other                   (372)                         2,067
                         Accounts payable and accrued expenses       2,215                        ( 1,829)
                         Other                                        (222)                           -
                                                                   --------                       --------

        Net cash provided by operating activities                     3,263                         8,101
                                                                   --------                       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Acquisitions of property                                      (561)                            85
        Other                                                           54                           (666)
                                                                   --------                       --------

        Net cash provided (used) by investing activities              (507)                          (581)
                                                                   --------                       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Net borrowings under revolving credit facilities            (1,891)                        (6,745)
        Payments of long term debt                                     (63)                          (603)
                                                                   --------                       --------

        Net cash provided (used) by financing activities            (1,954)                        (7,348)
                                                                   --------                       --------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                                          802                            172

CASH AND CASH EQUIVALENTS AT THE BEGINNING
  OF THE PERIOD                                                        637                            401
                                                                   --------                       --------

CASH AND CASH EQUIVALENTS AT THE END OF
  THE PERIOD                                                        $1,439                           $573
                                                                    ======                        ========

COMPANY STORE HOLDINGS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements:

1. Basis of presentation - In the opinion of management, the accompanying unaudited interim financial statements contain all material adjustments, consisting of normal recurring accruals, necessary to present fairly the financial condition as of July 3, 1993 and the results of operations for the eleven month periods ended June 27, 1992 and July 3, 1993 of Company Store Holdings, Inc. and subsidiaries. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year.

2. Subsequent event - On August 25, 1993, Hanover Direct, Inc. acquired certain assets of Company Store Holdings, Inc. ("CSH"), The Company Store, Inc., Scandia Down Corporation and Southern California Comfort Corporations (collectively, "The Company Store"), pursuant to the Order Confirming Sale entered by the United States Bankruptcy Court on August 20, 1993. Hanover Direct, Inc. purchased substantially all of the Company Store's assets, including accounts receivable, inventories, equipment, real estate consisting of an office building and a manufacturing complex, including an interest in certain adjacent land, and all intangibles, trademarks, tradenames, licenses and mailing lists, and all other assets of CSH, and its subsidiaries, other than cash used in the normal course of its business. Hanover Direct, Inc. also extended through April 1994 substantially all of the franchise agreements of which Scandia Down Corporation was the franchisor.

                                                                    Item 7(a)(v)

                          Independent Auditors' Report





Board of Directors
Tweeds, Inc. :

We have audited the accompanying balance sheets of Tweeds, Inc. as of January 31, 1993 and February 2, 1992, and the related statements of operations, stockholders' equity and cash flows for the year ended January 31, 1993, and the period from July 1, 1991 to February 2, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tweeds, Inc. as of January 31, 1993 and February 2, 1992, and the results of its operations and its cash flows for the year ended January 31, 1993, and the period from July 1, 1991 to February 2, 1992, in conformity with generally accepted accounting principles.


                                                               KPMG PEAT MARWICK



Roanoke, Virginia
March 12, 1993

                                  TWEEDS, INC.

                              Financial Statements

                                January 31, 1993

                                  TWEEDS, INC.

                                 Balance Sheet

                                January 31, 1993



Assets
- ------

Current assets (note 5):
     Cash                                                                       $       5,562
     Accounts receivable                                                              349,391
     Inventories (note 4)                                                           2,977,701
     Prepaid catalog costs                                                          1,417,113
     Prepaid expenses and other current assets                                        449,537
                                                                                  -----------

        Total current assets                                                        5,199,304
                                                                                  -----------

Property, plant and equipment, at cost (notes 5 and 10):
     Furniture, fixtures and equipment                                              3,605,759
     Leasehold improvements                                                           595,345
     Equipment under capital lease                                                    942,502
     Land                                                                              61,719
                                                                                   ----------
                                                                                    5,205,325

Less accumulated depreciation and amortization                                      2,142,244
                                                                                    ---------
Property, plant and equipment, net                                                  3,063,081
                                                                                    ---------

Deferred financing costs, less accumulated amortization
     of $103,158                                                                      374,383


                                                                                  -----------
                                                                                 $  8,636,768
                                                                                  ===========





See accompanying notes to financial statements.

     Liabilities and Stockholders' Equity
     ------------------------------------

Current liabilities:
     Note payable to bank (note 5)                                                   $      1,608,824
     Current installments of long-term debt (note 5)                                        1,271,169
     Current installments of obligation under capital lease (note 10)                         121,028
     Accounts payable                                                                       2,142,632
     Accrued expenses                                                                       1,213,863
                                                                                         ------------

         Total current liabilities                                                          6,357,516
                                                                                         ------------

Long-term debt, excluding current installments (note 5)                                     1,710,121
Obligation under capital lease, excluding current installments (note 10)                      109,949
                                                                                         ------------

         Total liabilities                                                                  8,177,586
                                                                                         ------------


Stockholders' equity (notes 6 and 9):
     Cumulative, nonvoting preferred stock, $.01 par value;
       2,004,479 shares authorized, issued and outstanding                                     20,045
     Common stock, $.01 par value; authorized 6,000,000
       shares; issued and outstanding 4,986,368 shares                                         49,864
     Additional paid-in capital                                                            26,744,455
     Accumulated deficit                                                                 (26,355,182)
                                                                                         ------------


         Total stockholders' equity                                                           459,182
                                                                                         ------------


Commitments (notes 9, 10 and 11)
                                                                                      ---------------


                                                                                      ---------------
                                                                                     $      8,636,768
                                                                                      ===============


See accompanying notes to financial statements.

                                  TWEEDS, INC.

                            Statement of Operations

                          Year Ended January 31, 1993


Net sales                                                                            $     34,563,529
Cost of sales                                                                              18,504,955
                                                                                         ------------

         Gross profit                                                                      16,058,574
                                                                                         ------------

Operating expenses (income):
     Selling                                                                                8,489,924
     Fulfillment operations                                                                 5,050,535
     General and administrative                                                             2,630,845
     Customer list rental income                                                            (507,401)
                                                                                         ------------

         Total operating expenses, net                                                     15,663,903
                                                                                         ------------

         Income from operations                                                               394,671
                                                                                         ------------

Other income (expense):
     Interest income                                                                           13,613
     Interest expense                                                                     (1,397,673)
     Amortization of deferred financing costs                                               (103,158)
     Gain on conversion of capital lease to operating lease (note 10)                         355,445
     Other, net                                                                              (52,643)
                                                                                         ------------

         Other expense, net                                                               (1,184,416)
                                                                                         ------------

         Net loss                                                                    $      (789,745)
                                                                                         ============





See accompanying notes to financial statements.

                                 TWEEDS, INC.

                       Statement of Stockholders' Equity

                          Year Ended January 31, 1993




                                             Series "A"               Series "B"                Cumulative,
                                             Redeemable               Redeemable                 Nonvoting
                                             Preferred Stock      Preferred Stock             Preferred Stock
                                      -----------------------   ---------------------       ------------------
                                      Shares         Amount       Shares        Amount       Shares    Amount
                                      ------------------------------------------------------------------------

Balance, February 2, 1992              119,048   $  9,794,332     857,144    $ 14,947,508      -      $  -


Conversion of preferred stock
 and reverse split of common
 stock (note 6)                      (119,048)    (9,794,332)   (857,144)    (14,947,508)      -         -

Issuance of common stock
 (note 6)                                 -            -             -             -           -         -

Conversion of investors' notes
 payable to preferred stock               -            -             -             -       2,004,479   20,045

Net loss                                  -            -             -             -           -         -
                                     ---------   ------------   -----------------------------------------------

Balance, January 31, 1993                 -      $     -             -       $     -       2,004,479  $20,045
                                     =========    ===========   =========================  ====================








                                            Common Stock        Additional                    Total
                                        --------------------      Paid-in    Accumulated   Stockholders'
                                         Shares      Amount       Capital      Deficit        Equity
                                   -----------------------------------------------------------------

Balance, February 2, 1992               1,818,149 $  18,181  $       -     $(25,565,437)   (805,416)


Conversion of preferred stock
 and reverse split of common
 stock (note 6)                       (1,818,149)  (18,181)     24,760,021        -             -

Issuance of common stock
 (note 6)                               4,986,368    49,864          -            -           49,864

Conversion of investors' notes
 payable to preferred stock                 -          -         1,984,434        -        2,004,479

Net loss                                    -          -             -         (789,745)   (789,745)
                                   -----------------------------------------------------------------

Balance, January 31, 1993               4,986,368 $  49,864  $  26,744,455 $ (26,355,182)  $ 459,182
                                   =================================================================




See accompanying notes to financial statements.

                                  TWEEDS, INC.

                            Statement of Cash Flows

                          Year Ended January 31, 1993


Cash flows from operating activities:
   Cash received from customers                                               $    34,835,566
   Cash paid to suppliers and employees                                          (37,339,028)
   Interest received                                                                   13,613
   Interest paid                                                                  (1,354,682)
                                                                                -------------

                Net cash used in operating activities                             (3,844,531)
                                                                                -------------

Cash flows from investing activities:
   Purchases of property, plant and equipment                                        (67,148)
   Proceeds from sale of property, plant and equipment                                  2,651
   Increase in deferred financing costs                                             (477,541)
                                                                                -------------

                Net cash used in investing activities                               (542,038)
                                                                                -------------

Cash flows from financing activities:
   Increase in notes payable to bank, net                                           1,444,533
   Payments on capitalized lease obligations and
    long-term debt                                                                  (751,230)
   Proceeds from issuance of notes payable to investors
    (subsequently converted to preferred stock)                                     1,961,488
   Proceeds from issuance of common stock                                              49,864
                                                                                -------------

                Net cash provided by financing activities                           2,704,655
                                                                                -------------

Net decrease in cash and cash equivalents                                         (1,681,914)

Cash and cash equivalents, beginning of year                                        1,687,476
                                                                                -------------

Cash, end of year                                                             $         5,562
                                                                                =============





                                                                     (Continued)

                                  TWEEDS, INC.

                            Statement of Cash Flows

                                  (Continued)


Reconciliation of net loss to net cash used in operating
 activities:
   Net loss                                                                   $     (789,745)
   Adjustments to reconcile net loss to net cash used in
    operating activities:
       Depreciation and amortization                                                1,036,150
       Gain on conversion of capital lease to operating lease                       (355,445)
       Loss on sale of assets                                                             494
       Accrued interest payable converted to preferred stock                           42,991
       Decrease in accounts receivable                                                336,037
       Decrease in inventories                                                      1,844,785
       Increase in prepaid catalog costs                                            (628,334)
       Decrease in prepaid expenses and other current assets                          559,996
       Decrease in accounts payable                                               (4,388,444)
       Decrease in accrued expenses                                               (1,503,016)
                                                                                -------------

                Net cash used in operating activities                       $     (3,844,531)
                                                                             ================


Noncash Investing and Financing Activitie

Building under capital lease in the net amount of $6,204,735, and the related obligation under capital lease, in the amount of $6,560,180, were eliminated during the year ended January 31, 1993 when the lease was renegotiated. The new lease agreement is accounted for as an operating lease. (See note 10).

Computer equipment under capital lease and the related obligation under capital lease were increased by $38,570 during the year ended January 31, 1993, upon the renegotiation of the lease. (See note 10).

Notes payable to investors in the amount of $2,004,479, including accrued interest of $42,991, were converted to cumulative, nonvoting preferred stock during the year ended January 31, 1993. (See note 6).

See accompanying notes to financial statements.

                                  TWEEDS, INC.

                         Notes to Financial Statements

                                January 31, 1993


(1)   Description of Company

      Tweeds, Inc. (the "Company") is a "private label" men's and women's apparel direct mail catalog business. The Company, through its Tweeds catalog, offers distinct lines of clothing to customers throughout the United States. The Company's fiscal year ends on the Sunday nearest to January 31.

(2)   Significant Accounting Policies

      (a) Inventories

          Inventories are valued at the lower of cost (first-in, first-out method) or market. To the extent market is less then cost, valuation reserves are established to reduce inventories to their estimated market value.

      (b) Prepaid Catalog Costs

          The cost of catalogs is deferred and recorded as prepaid expense. These costs are amortized based on the estimated future net revenues over the catalog's estimated useful life averaging approximately seven months.

      (c) Property, Plant and Equipment

          Property, plant and equipment is recorded at cost, or in the case of assets under capital leases, the lower of fair market value or the present value of minimum lease payments at the inception of the lease. Depreciation of property, plant and equipment is computed using the straight-line method over the estimated useful lives of the assets. Property, plant and equipment held under capital leases and leasehold improvements are amortized straight- line over the shorter of the lease term or estimated life of the asset.

      (d) Deferred Financing Costs

          The cost of financing is deferred and recorded as a noncurrent asset. These costs are amortized straight-line over the life of the related loan.

      (e) Revenue Recognition

          Catalog merchandise sales are recognized when the merchandise is prepared for shipment, generally the same day shipment occurs. Advance payments from customers received with orders are classified as customer deposits and are included in accrued expenses.

          Sales returns and customer refunds are included in accrued expenses.

      (f) Income Taxes

          Deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes. These deferred income taxes originate principally from differences in the recognition of depreciation of property, plant and equipment and inventories valuation.

      (g) Statement of Cash Flows

          For the purposes of the statement of cash flows, cash and cash equivalents include cash on deposit and highly liquid financial instruments with original maturities of three months or less.

(3)   Management Plans and Intentions

      The Company has incurred operating losses since its inception which have led to a working capital deficiency. During the current year, management of the Company implemented a business plan which reduced losses, improved operating cash flow and is intended to direct the Company toward profitable operations. This plan included a substantial reduction in the number of employees and management overhead as well as a reduction of catalog mailings.

      During 1992, the Company obtained a $6,500,000 asset-based line of credit to finance its working capital needs (see note 5), amended the lease on its fulfillment center (see note 10) and reestablished trade credit with major vendors. Also during 1992, the principal investors contributed an additional $2,000,000 of equity and provided a $2,500,000 collateralized guarantee of the line of credit (see note 5).

      The Company has prepared operating and cash flow projections for 1993 and 1994 which indicate the Company has adequate working capital facilities to meet its current operating and cash flow requirements while beginning to profitably grow the business without additional equity contributions or new credit sources.

                                  TWEEDS, INC.

                         Notes to Financial Statements



(4)   Inventories

      Inventories consist of the following at January 31, 1993:

      Merchandise                                                           $     3,653,324
      Piece goods                                                                   116,280
      Supplies                                                                      181,315
                                                                               ------------

           Total inventories, at cost                                             3,950,919

      Valuation reserves                                                            973,218
                                                                               ------------

           Total inventories, at lower
            of cost or market                                               $     2,977,701
                                                                               ============

(5)   Note Payable to Bank and Long-term Debt

      During 1992, the Company obtained a $6,500,000 asset-based, revolving line of credit to finance its purchases of inventories. The line of credit, which expires in May 1995, bears interest at the lender's prime rate plus 3 percent (9 percent at January 31, 1993) and is secured by virtually all of the Company's assets and a $2,500,000 collateralized guarantee of the stockholders. Availability of funds under the line is calculated at 35 percent to 50 percent of eligible inventory, depending on product classification, plus $2,000,000. The line of credit contains various covenants pertaining to maintenance of working capital and equity and limitations on the acquisition of property, plant and equipment, issuance of additional debt, and dividend distributions. All available cash of the Company is applied daily to the line of credit to reduce the outstanding balance. The principal outstanding under the line of credit at January 31, 1993 was $1,608,824.

      During 1992, the Company agreed with its catalog printer to convert $3,581,756 of accounts payable to a term loan. Monthly payments ranging from $50,000 to $138,557 began in March 1992 and continue through February 15,1995. The loan includes interest at a rate of prime (as determined by First National Bank of Chicago) plus 3 percent (9 percent at January 31, 1993). The loan is secured by a second position lien on all of the Company's assets. The outstanding balance of the loan at January 31, 1993 was $2,981,290.

                                  TWEEDS, INC.

                         Notes to Financial Statements


      The aggregate maturities under this term loan for each year subsequent to January 31, 1993 are $1,271,169 in 1994, $1,572,595 in 1995 and $137,526
      in 1996.

(6)   Stockholder's Equity

      Effective May 29, 1992, all shares of outstanding Series A Preferred Stock and Series B Preferred Stock were converted to common stock by the preferred stockholders and all accumulated but unpaid dividends were waived by the preferred stockholders at the time of conversion. The Company then effected a reverse common stock split resulting in only fractional shares. As the Corporation's by-laws prohibit fractional shares, the recorded amount of the common and preferred stock was transferred to additional paid-in capital.

      Subsequent to the conversion and reverse split described above, 4,986,368 shares of new common stock were issued at a par value of $.01 per share.

      Effective January 31, 1993, notes payable issued to investors during 1992 in the amount of $2,004,479, including accrued interest of $42,991, were converted to 2,004,479 shares of cumulative, nonvoting preferred stock with a par value of $.01 per share. The holder of each share of the preferred stock is entitled to receive dividends at a rate of $.10 per share per year. The dividends are cumulative from the effective date of January 31,1993 and are payable when and if declared by the Board of Directors of the Company. The Company has the option to redeem, at any date, all or part of the preferred stock for the redemption price of $1.00 per share plus an amount per share equal to any accrued but unpaid dividends.

      The Company has an agreement with its Chief Executive Officer wherein a certain number of shares of common stock held by him are subject to repurchase by the Company in the event of his termination. The number of shares subject to repurchase, at a price of $.01 per share, declines monthly over a twenty-three month period which began on April 1, 1992.
      At January 31, 1993, there were 227,461 shares of common stock subject to repurchase.

(7)   Income Taxes

      At January 31, 1993, the Company had available, to offset future taxable income, net operating loss carryforwards of approximately $26,300,000 for book

                                  TWEEDS, INC.

                         Notes to Financial Statements


      purposes and $25,865,000 for tax purposes. The carryforwards for tax purposes are scheduled to expire as follows:

             Tax Years Ending
             ----------------

                  2002                                                      $       613,000
                  2003                                                            3,610,000
                  2004                                                            1,392,000
                  2005                                                              720,000
                  2006                                                           11,023,000
                  2007                                                            7,990,000
                  2008                                                              517,000
                                                                               ------------

                                                                            $    25,865,000
                                                                               ============

      The principal differences between book and tax net operating loss carryforwards resulted from the acceleration of depreciation on equipment and amortization of capital leases, and capitalization of certain costs in inventory for tax purposes.

      Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, was issued by the Financial Accounting Standards Board in February 1992. Statement 109 requires a change from the deferred method under APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

      Statement 109 must be adopted in fiscal year beginning February 1, 1993. Upon adoption, the provisions of the Statement may be applied without restating prior years' financial statements or may be applied retroactively by restating any number of consecutive prior years' financial statements.

      Upon adoption in fiscal year beginning February 1, 1993, the Company plans to apply the provisions of the Statement without restating prior years' financial

                                  TWEEDS, INC.

                         Notes to Financial Statements


      statements. It is anticipated the effect of adopting Statement 109 will not be significant.

(8)   Employee Benefit Plan

      Prior to July 31, 1992, the Company sponsored a 401(k) Salary Deferral Plan. The Company elected to match 25 percent of the first 5 percent of qualified compensation contributed by participants. Company contributions to the Plan for the year ended January 31, 1993 were $2,032. Effective July 31, 1992, the Board of Directors terminated the Plan.

(9)   Stock Options

      The Company has an Incentive Stock Option Plan (the Plan) under which options are granted to key employees to purchase shares of common stock at a price not less than the fair market value at the date of grant. The options granted vest over a four-year period in increments of 25 percent per year. Options granted under the Plan prior to May 1992 were terminated in May 1992 concurrent with the recapitalization. (See note
      6). At January 31, 1993, there are no outstanding options under the Plan, however, the Company has reserved 262,349 shares of common stock under the Plan.

      Options to purchase 75,000 shares of common stock at $1.00 per share have been issued to a former board member. These options expire in 1995.

      During December 1992, options to purchase 13,384 shares of common stock at $.01 per share were issued to a board member. The options vest over a two-year period in increments of 50 percent per year. These options expire in 2002.

      Warrants to purchase common stock were issued in connection with certain loans from stockholders in fiscal 1990. The warrants were terminated in May 1992 concurrent with the recapitalization. (See note 6).

(10)  Leases

      In December 1989, the Company entered into a capital lease agreement to lease computer equipment for a 60-month period. During the year ended January 31, 1993, the monthly payments under the terms of the lease were amended. The amended lease requires monthly payments of $11,507 through December 1995.

                                  TWEEDS, INC.

                         Notes to Financial Statements


      In October 1989, the Company entered into in agreement to lease a fulfillment center in Virginia. The original agreement included a lease term of 25 years from January 1, 1991, and a base rent of $920,688 per annum. During the year ended January 31, 1993, the lease was renegotiated. Effective January 1, 1993, the lease term was reduced to a seven-year period beginning January 1, 1991. The base rent under the amended lease is $600,000 per annum. On January 1, 1994, and on each January 1 thereafter during the term of the lease, rent per annum is subject to an increase of the greater of (a) the rent then in effect multiplied by 110 percent, or (b) $600,000 plus 1-1/2 percent of the excess of net sales for the fiscal year which ends in the year for which the new rent becomes effective over $32,700,000. The original agreement was accounted for as a capital lease. As a result of the modification of the terms of the lease, the new agreement is accounted for as an operating lease. The change in the accounting for the lease from capital to operating resulted in a gain of $355,445.

      In addition, the Company leases offices, operating facilities and machinery under various operating leases.

      The future minimum annual rent required for each of the next five years and thereafter under the above agreements are as follows:

                                                                 Capital            Operating
      Fiscal Year                                                 Lease               Leases
      -----------                                                 --------------------------

      1993                                                  $    138,749              1,165,662
      1994                                                       115,074              1,176,967
      1995                                                          -                 1,198,933
      1996                                                          -                 1,214,176
      1997                                                          -                 1,209,837
      After 1997                                                    -                   692,664
                                                              ----------             ----------

      Total minimum lease payments                               253,823        $     6,658,239
                                                                                      =========

      Less amounts representing interest
       (at a rate of 10%)                                         22,846
                                                                --------

      Present value of future minimum
       payments on capital lease                                 230,977

                                  TWEEDS, INC.

                         Notes to Financial Statements



      Less current installments                                  121,028
                                                            ------------
      Obligation under capital lease,
       excluding current installments                       $    109,949
                                                            ============


      Rent expense under operating leases was $576,333 for the year ended January 31, 1993. Amortization of the capital leases was $433,587 for the year ended January 31, 1993. Accumulated amortization was $566,557 at January 31, 1993.

(11)  Commitments

      At January 31, 1993, outstanding letters of credit related to purchases of inventories amounted to $241,494.

                                  TWEEDS, INC.

                              Financial Statements

                                February 2, 1992

                                  TWEEDS, INC.

                                 Balance Sheet

                                February 2, 1992



Assets
- ------

Current assets (note 5):
     Cash (including overnight repurchase agreements of
      $234,000) (note 12)                                                 $       1,687,476
     Accounts receivable                                                            685,428
     Inventories (note 4)                                                         4,822,486
     Prepaid expenses and other current assets                                    1,798,312
                                                                                -----------

           Total current assets                                                   8,993,702
                                                                                -----------

Property, plant and equipment, at cost (notes 5, 10 and 11):
     Building under capital lease                                                 6,745,250
     Furniture, fixtures and equipment                                            3,063,086
     Leasehold improvements                                                       1,077,514
     Equipment under capital lease                                                  903,752
     Land                                                                            61,519
                                                                                -----------
                                                                                 11,851,121

     Less accumulated depreciation and amortization                               1,752,886
                                                                                -----------
           Property, plant and equipment, net                                    10,098,235



                                                                                -----------
                                                                          $      19,091,937
                                                                           ================





See accompanying notes to financial statements.

           Liabilities and Stockholders' Deficit
           -------------------------------------

Current liabilities:
   Note payable to bank (note 5)                                            $          164,291
   Current installments of long-term debt (note 5)                                   1,210,000
   Current installments of obligation under capital
    lease (note 10)                                                                    318,031
   Account payable                                                                   6,531,076
   Accrued expenses                                                                  2,716,879
                                                                                  ------------

       Total current liabilities                                                    10,940,277
                                                                                  ------------

Long-term debt, excluding current installments (note 5)                              2,357,337
Obligation under capital lease, excluding current
 installments (note 10)                                                              6,599,739
                                                                                  ------------

       Total liabilities                                                            19,897,353
                                                                                  ------------


Stockholders' deficit (notes 6 and 9):
   Series A redeemable preferred stock, $.01 par
    value; 119,048 shares authorized, issued and
    outstanding (redemption value $84 per share)                                     9,794,332
   Series B redeemable preferred stock, $.01 par
    value; 857,144 shares, authorized, issued and
    outstanding (redemption value $17.50 per share)                                 14,947,508
   Common stock, $.01 par value; authorized 3,500,000
    shares; issued and outstanding 1,818,149 shares                                     18,181
   Accumulated deficit                                                            (25,565,437)
                                                                                  ------------


       Total stockholders' deficit                                                   (805,416)
                                                                                  ------------


Commitments (notes 6,8,9, 10 and 12)
                                                                               ---------------


                                                                               ---------------
                                                                            $       19,091,937
                                                                             =================

See accompanying notes to financial statements.

                                  TWEEDS, INC.

                            Statement of Operations

                  Period from July 1, 1991 to February 2, 1992


Net sales                                                                       $   34,416,477
Cost of sales                                                                       20,383,347
                                                                                  ------------

       Gross profit                                                                 14,033,130
                                                                                  ------------

Operating expenses (income):
   Selling                                                                          12,939,979
   Fulfillment operations                                                            5,036,088
   General and administrative                                                        3,424,839
   Customer list rental income                                                       (508,768)
                                                                                  ------------

       Total operating expenses, net                                                20,892,138
                                                                                  ------------

       Loss from operations                                                        (6,859,008)
                                                                                  ------------

Other income (expense):
   Interest income                                                                      45,391
   Interest expense                                                                  (779,890)
   Other, net                                                                            9,078
                                                                                  ------------

       Other income (expense), net                                                   (725,421)
                                                                                  ------------

       Net loss                                                                 $  (7,584,429)
                                                                                ==============





See accompanying notes to financial statements.

                                 TWEEDS, INC.

                      Statement of Stockholders' Deficit

                 Period From July 1, 1991 to February 2, 1992




                                         Series "A"                  Series "B"
                                         Redeemable                  Redeemable
                                      Preferred Stock              Preferred Stock            Common Stock
                                   -----------------------------------------------------------------------------
                                    Shares        Amount        Shares        Amount       Shares      Amount
                                    -----------------------------------------------------------------------------

Balance, July 1, 1991             119,048    $   9,794,332      857,144    14,947,508     1,816,913    18,169

Stock options exercised
 (note 9)                            -               -             -           -              1,236        12

Net Loss                             -               -             -           -              -           -
                                  -------------------------------------------------------------------------------

Balance, February 2, 1992         119,048    $   9,794,332      857,144    14,947,508     1,818,149    18,181
                                  =======        ================================================================




                                                        Total
                                      Accumulated    Stockholders'
                                        Deficit        Deficit
                                 --------------------------------

Balance, July 1, 1991               (17,981,008)     6,779,001

Stock options exercised
 (note 9)                                 -                 12

Net Loss                             (7,584,429)   (7,584,429)
                                 -----------------------------

Balance, February 2, 1992           (25,565,437)     (805,416)
                                 ==============================


See accompanying notes to financial statements.

                                  TWEEDS, INC.

                            Statement of Cash Flows

                  Period From July 1, 1991 to February 2, 1992


Cash flows from operating activities:
 Cash received from customers                                                        $   28,069,647
 Cash paid to suppliers and employers                                                  (27,867,561)
 Interest received                                                                           45,391
 Interest paid                                                                            (779,890)
                                                                                       ------------

            Net cash used in operating activities                                         (532,413)
                                                                                       ------------

Cash flows from investing activities (note 11):
 Purchases of property, plant and equipment                                                (90,506)
 Proceeds from sale of property, plant and equipment                                          6,461

 Net cash used in investing activities                                                     (84,045)
                                                                                        -----------

Cash flows from financing activities (note 11):
 Proceeds from issuance of long-term debt                                                 3,567,337
 Payments on note payable to bank                                                       (1,835,709)
 Payments on capitalized lease obligations and
   long-term debt                                                                         (679,685)
 Proceeds from issuance of common stock                                                          12
                                                                                       ------------

            Net cash provided by financing activities                                     1,051,955
                                                                                       ------------

Net increase in cash                                                                        435,497

Cash and cash equivalents, beginning of period                                            1,251,979
                                                                                       ------------

Cash and cash equivalents, end of period                                             $    1,687,476
                                                                                       ============

Reconciliation of net loss to net cash used in operating activities:
 Net loss                                                                            $  (7,584,429)

 Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization                                                           563,353
    Increase in accounts receivable                                                        (66,644)
    Decrease in inventories                                                               3,023,648
    Decrease in prepaid expenses and other current assets                                   150,335
    Increase in accounts payable                                                          1,986,365
    Increase in accrued expenses                                                          1,394,959
                                                                                       ------------

            Net cash used in operating activities                                    $    (532,413)
                                                                                       ============

See accompanying notes to financial statements.

                                  TWEEDS, INC.

                         Notes to Financial Statements

                                February 2, 1992


(1)     Description of Company

            Tweeds, Inc. (the "Company") is a "private label" men's and women's apparel direct mail catalog business. The Company, through its Tweeds and Smythe catalogs, offers distinct lines of clothing to customers throughout the United States. Previously, the Company's fiscal year ended on the Sunday nearest to June 30. Effective in 1992, the Company's fiscal year ends on the Sunday nearest to January 31. As a result of the change in the Company's year end, the accompanying financial statements include the period from July 1, 1991 to February 2, 1992.

(2)     Significant Accounting Policies

            (a) Inventory

                Inventories are valued at the lower of cost (first-in, first-out method) or market. To the extent market is less than cost, valuation reserves are established to reduced inventories to their estimated net realizable value.

            (b) Catalog Costs

                The cost of catalogs is deferred and recorded as prepaid expense. These costs are amortized based on the estimated future gross revenues over the catalog's estimated useful life averaging approximately seven months.

            (c) Property, Plant and Equipment

                Property, plant and equipment is recorded at cost, or in the case of assets under capital leases, the lower of fair market value or the present value of minimum lease payments at the inception of the lease. Depreciation of property, plant and equipment is computed using the straight-line method over the estimated useful lives of the assets. Property, plant and equipment held under capital leases and leasehold improvements are amortized straight-line over the shorter of the lease term or estimated life of the asset.

                                  TWEEDS, INC.

                         Notes to Financial Statements



            (d) Revenue Recognition

                Catalog merchandise sales are recognized when the merchandise is prepared for shipment, generally the same day shipment occurs. Advance payments from customers received with orders are classified as customer deposits and are included in accrued expenses.

                Sales returns and customer refunds are generally processed upon receipt of the returned merchandise. At February 2, 1992, refunds to customers awaiting final processing were delayed due to deteriorating cash flow. The total refunds due amounted to $1,246,000 (approximately 12 days) and are included in accrued expenses.

            (e) Income Taxes

                Deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes. These deferred income taxes originate principally from differences in the recognition of depreciation of property, plant and equipment and inventories valuation.

            (f) Statement of Cash Flows

                For the purposes of the statement of cash flows, cash and cash equivalents include cash on deposit and overnight repurchase agreements.

                                  TWEEDS, INC.

                         Notes to Financial Statements


(3)     Management Plans and Intentions and Subsequent Events

        The Company has a working capital deficiency and has incurred significant operating losses since its inception. During the period ended February 2, 1992, the Company was in violation of various debt covenants under its loan agreements including the primary line of credit and term loan agreement. Management of the Company was able to negotiate new agreements with the creditors and was able to comply with the new agreements (see note 5).

        Management of the Company has implemented a business plan to reduce the losses which have occurred and direct the Company to profitable operations. This plan includes a reduction of the number of catalog mailings by 30 percent and a reduction in sales volume by 50 percent for the spring and fall seasons. The Company has also substantially reduced the number of employees and management overhead. In addition, the Company is pursuing a sublease or assumption of the leases for a portion of its distribution facility and corporate offices.

        On May 27, 1992, the Company obtained a $6,500,000 asset-based line of credit to finance its purchases of inventories. The line of credit is secured by inventories and a $2,500,000 collateralized guarantee of the stockholders.

        Management believes the newly obtained working capital financing and the recently implemented business plan provide the basis for improved operational performance.

(4)     Inventories

        Inventories consist of the following at February 2, 1992:

                Merchandise                                                              $  7,430,774
                Piece goods                                                                   357,155
                Supplies                                                                      222,065
                                                                                          -----------

                      Total inventories, at cost                                            8,009,994

                Valuation Reserves                                                        (3,187,508)
                                                                                          -----------

                      Total inventories, at lower
                        of cost or market                                                $  4,822,486
                                                                                          ===========

                                  TWEEDS, INC.

                         Notes to Financial Statements



(5)     Note Payable to Bank and Long-term Debt

        The Company previously had available a line of credit in the amount of $2,000,000, bearing interest at 3/4 percent above the prime rate. On September 23, 1991, the lender initiated a declaration of the event of default on the line of credit. The Company subsequently entered into a Forbearance Agreement on October 29, 1991 to repay amounts totaling $2,441,000 under the line of credit and term loans. Subsequently, on December 2, 1991, the Company entered into a second Forbearance Agreement. This agreement required the repayment of the unpaid balance of $1,328,000 in weekly installments of $100,000 through December 30, 1991 and the assignment of monthly customer list rental income. At February 2, 1992, the remaining outstanding principal under the line of credit and term loan amounted to $164,291. Final payment of this amount was subsequently made in March 1992.

        The Company has agreed in principal with its catalog printer to convert $3,567,337 of accounts payable to term loan with an initial principal payment of $60,000 due on March 15, 1992, and continuing with monthly principal payments of $115,000 with the remaining unpaid principal balance due on July 1, 1993. The loan will accrue interest at a rate of prime (as determined by First National Bank of Chicago) plus 3 percent (9.5 percent at February 2, 1992). All accrued interest will be payable with the final principal payment on July 1, 1993. The loan will be secured by a second position lien on all of the Company's assets.

        The aggregate maturities under this term loan for each year subsequent to February 2, 1992 are $1,210,000 in 1993 and $2,357,337 in 1994.

        As previously stated in note 3, the Company obtained a $6,500,000 asset-based, revolving line of credit on May 27, 1992 to finance its purchases of inventories. The line of credit bears interest at the lender's prime rate plus 3 percent and contains various covenants pertaining to maintenance of working capital and equity and limitations on the acquisition of property, plant and equipment. All available cash of the Company will be applied daily to the line of credit to reduce the outstanding balance.

(6)     Stockholders' Deficit

        The Company is obligated to redeem one-third of the Series A and B preferred stock and unpaid cumulative dividends in September of 1994, 1995 and 1996, or 50 percent of the Series A Preferred Stock on the consummation of a public offering. The Series

                                  TWEEDS, INC.

                         Notes to Financial Statements


        A Preferred Stock is redeemable at $84.00 per share plus unpaid cumulative dividends of $10.08 per annum through September 9, 1989 and $5.04 per share per annum after September 9, 1989. The Series B Preferred Stock is redeemable at $17.50 per share plus unpaid cumulative dividends of $1.05 per annum. The Series B Preferred Stock is convertible to common stock at the option of the stockholder on a one-for-one basis and carries voting rights equal to the number of shares of common stock into which it is convertible.

        Accumulated and undeclared dividends on the redeemable preferred stock was approximately $5,425,000 at February 2, 1992.

(7)     Income Taxes

        At February 2, 1992, the Company had available, to offset future taxable income, net operating loss carryforwards of approximately $25,500,000 for book purposes and $25,150,000 for tax purposes. The carryforwards for tax purposes are scheduled to expire as follows:

                Tax Years Ending
                ----------------

                     2002                                                                $    613,000
                     2003                                                                   3,610,000
                     2004                                                                   1,392,000
                     2005                                                                     720,000
                     2006                                                                  10,800,000
                     2007                                                                   8,015,000
                                                                                          -----------

                                                                                         $ 25,150,000
                                                                                           ==========

        The principal differences between book and tax net operating loss carryforwards resulted from the acceleration of depreciation on equipment and amortization of capital leases, and capitalization of certain costs in inventory for tax purposes.

(8)     Employee Benefit Plan

        The Company sponsors a 401(k) Salary Deferral Plan. The Company has elected to match 25 percent of the first 5 percent of qualified compensation contributed by participants. Company contributions to the Plan for the period from July 1, 1991 to February 2, 1992 were $4,916.

                                  TWEEDS, INC.

                         Notes to Financial Statements


(9)     Stock Options and Warrants

        The Company has an Incentive Stock Option Plan (the "Plan") under which options are granted to key employees to purchase shares of common stock at a price not less than the fair market value at the date of grant. The options granted vest over a four-year period in increments of 25 percent per year. The Company reserved 200,000 shares of common stock under this Plan. These options were subsequently terminated in May 1992 as a stipulation for obtaining the $6,500,000 line of credit (see notes 3 and 5).

        Warrants to purchase common stock were issued in connection with certain loans from stockholders in fiscal 1990. The warrants were subsequently terminated in May 1992 as a stipulation for obtaining the $6,500,000 line of credit (see notes 3 and 5).

        Prior to July 1, 1991, a board member was granted options to purchase 75,000 shares of common stock at $1 per share. These options expire in 1995.

        A summary of the options and warrants to purchase the Company's common stock follows:

                                                              Options Under
                                                             Incentive Stock                        Other
                                                               Option Plan          Warrants        Options
                                                             ---------------        --------        -------
        Balance, July 1, 1991:                                    93,893              9,779           75,000

          Exercised                                               (1,236)                 -               -
                                                                 -------------------------------------------

        Balance, February 2, 1992                                 92,657              9,779           75,000
                                                                  ======              =====           ======

        Exercise price per share                              $.01-$1.00               $.01            $1.00
                                                              ==========             ======            =====

(10)    Leases

        In October 1989, the Company entered into an agreement to lease a fulfillment center in Virginia. The lease term is 25 years from January 1, 1991. The base rent of $920,688 per annum is based on development cost of $6,635,602. The annual base rent will be adjusted every five years based on the change in the consumer price index. The lease contains an option for the Company to purchase the building after year five through year nine at 110 percent of the actual original development cost subject to certain increases in the consumer price index.

                                  TWEEDS, INC.

                         Notes to Financial Statements


        In December 1989, the Company entered into an agreement to lease computer equipment for a 60-month period. The lease payments included below in other capital leases are $28,878 for the first 36 months and $2,125 per month thereafter. The Company may purchase the equipment at the fair market value as determined in the lease agreement.

        The Company leases offices, operating facilities and machinery under various capital and operating leases.

        The future minimum annual rent required for each of the next five years and thereafter under the above agreements are as follows:

                                                                    Building       Other
                                                                     Capital       Capital        Operating
                                                                     Lease         Leases         Leases
                                                                    --------       --------       ----------

        1993                                                    $    920,688    $  295,009     $    582,938
        1994                                                         920,688        26,154          558,563
        1995                                                         920,688        21,246          509,369
        1996                                                         920,688           -            466,008
        1997                                                         920,688           -            408,921
        After 1997                                                17,416,348           -          1,097,246
                                                                  ----------    ----------       ----------

        Total minimum lease payments                              22,019,788       342,409      $ 3,623,045
                                                                                                 ==========

        Less amounts representing interest
         (at rates ranging from 10% to 22%)                       15,422,544        21,883
                                                                  ------------------------


        Present value of future minimum
          payments on capital leases                               6,597,244       320,526

        Less current installments                                     40,664       277,367
                                                                   -----------------------

        Obligations under capital leases,
          excluding current installments                        $  6,556,580    $   43,159
                                                                   =======================

                                  TWEEDS, INC.

                         Notes to Financial Statements


Rent expense under operating leases was $368,876 for the period from July 1, 1991 to February 2, 1992. Amortization of the capital leases was $262,049 for the period from July 1, 1991 to February 2, 1992. Accumulated amortization was $663,255 at February 2, 1992.

(11)    Noncash Investing and Financing Activities

        Building under capital lease and the related obligation under capital lease were each reduced by $164,398 during the period ended February 2, 1992 when construction costs of the building were finalized at an amount less than originally recorded.

(12)    Commitment

        At February 2, 1992, cash in the amount of $916,473 is pledged as collateral against outstanding letters of credit.

TWEEDS, INC.

Financial Statements for the
Years Ended June 30, 1991 and July 1990
and Independent Auditors' Report

INDEPENDENT AUDITORS' REPOR


Board of Directors
Tweeds, Inc.
Edgewater, New Jersey

We have audited the accompanying balance sheets of Tweeds, Inc. as of June 30, 1991 and July 1, 1990, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tweeds, Inc. as of June 30, 1991 and July 1, 1990, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Tweeds, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations since its inception and is in violation of certain debt covenants at June 30, 1991 that raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Deloitte & Touche


Parsippany, New Jersey
September 12, 1991, except for
  Note 3, as  to which the date is
  December 11, 1991

TWEEDS, INC

BALANCE SHEETS
JUNE 30, 1991 AND JULY 1, 1990

                                                                                 June 30,                     July 1,
                                                                                   1991                         1990
                                                                                 --------                     --------
ASSETS
- ------

CURRENT ASSETS:
    Cash (including certificates of deposit
        of $562,000 (1991) and $377,000 (1990)
        (Note 10)                                                        $           1,251,979     $           1,899,850
    Accounts receivable                                                                618,784                   993,317
    Inventories (Note 4)                                                             7,846,134                17,580,332
    Prepaid expenses and other assets                                                1,948,647                 3,506,007
                                                                         ---------------------     ---------------------

           Total current assets                                                     11,665,544                23,979,506
                                                                         ---------------------     ---------------------

PROPERTY, PLANT AND EQUIPMENT, AT COST
    (Notes 5 and 10):
    Building under capital lease                                                     6,909,648                 6,899,022
    Furniture, fixtures and equipment                                                2,986,411                 2,461,960
    Leasehold improvements                                                           1,077,284                   387,002
    Equipment under capital lease                                                      903,752                 1,203,975
    Land                                                                                61,519                    61,519
                                                                         ---------------------     ---------------------
                                                                                    11,938,614                11,013,478

    Less accumulated depreciation and amortization                                 (1,196,673)                 (878,828)
                                                                         --------------------      --------------------

                                                                                    10,741,941                10,134,650
                                                                         ---------------------     ---------------------
                                                                         $          22,407,485     $          34,114,156
                                                                         =====================     =====================
LIABILITIES AND STOCKHOLDERS' EQUIT
- -----------------------------------

CURRENT LIABILITIES:
    Notes payable - bank (Note 5)                                        $           2,000,000     $            -
    Accounts payable                                                                 4,544,711                 8,205,121
    Accrued expenses                                                                 1,321,920                 1,008,396
    Long-term debt in default (Note 5)                                                 320,000                   -
    Current portion of long-term debt and obligations
        under capital leases (Notes 5 and 10)                                          508,425                   557,094
                                                                         ---------------------     ---------------------

           Total current liabilities                                                 8,695,056                 9,770,611
                                                                         ---------------------     ---------------------

LONG-TERM DEBT (Note 5)                                                                    -                     480,000
                                                                         ---------------------     ---------------------

OBLIGATIONS UNDER CAPITAL LEASE (Note 10)                                            6,933,428                 7,363,880
                                                                         ---------------------     ---------------------

STOCKHOLDERS' EQUITY (Note 6):
    Series A redeemable preferred stock, $.01 par
        value; 119,048 shares authorized, issued and
        outstanding (redemption value $84 per share)                                 9,794,332                 9,794,332
    Series B redeemable preferred stock, $.01 par
        value; 857,144 shares, authorized,
        issued and outstanding (redemption value
        $17.50 per share)                                                           14,947,508                14,947,508
    Common stock, $.01 par value; authorized:
        3,500,000 shares; issued and outstanding:
        (1991) 1,816,913 shares, (1990) 1,879,232
        shares                                                                          18,169                    18,792
    Accumulated deficit                                                           (17,981,008)               (8,243,050)
    Notes receivable for stock                                                           -                      (17,917)
                                                                         ---------------------     --------------------

TOTAL STOCKHOLDERS' EQUITY                                                           6,779,001                16,449,665
                                                                         ---------------------     ---------------------
                                                                         $          22,407,485     $          34,114,156
                                                                         =====================     =====================

See notes to financial statements

TWEEDS, INC

STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 1991 AND JULY 1, 1990


                                                                           June 30,               July 1,
                                                                             1991                   1990
                                                                           --------               -------

NET SALES                                                                $68,395,660             $66,091,773

COST OF SALES                                                             35,386,483              31,824,148
                                                                         -----------             -----------

                                                                          33,009,177              34,267,625
                                                                         ------------            -----------

OPERATING EXPENSES (INCOME):
     Selling                                                              22,211,064              18,468,113
     Fulfillment operations                                               13,983,969              12,360,116
     General and administrative                                             6,585,781              6,230,010
     Customer list rental income                                            (666,333)              (594,704)
                                                                         -----------              ---------

                                                                          42,114,481              36,463,535
                                                                         ------------            -----------

LOSS BEFORE DISPOSAL OF EQUIPMENT AND
     TERMINATION OF LEASE                                                 (9,105,304)            (2,195,910)

LOSS FROM DISPOSAL OF EQUIPMENT AND
     TERMINATION OF LEASE (Note 10)                                           -                    (333,763)
                                                                         -----------            -----------

LOSS FROM OPERATIONS                                                      (9,105,304)            (2,529,673)
                                                                         -----------            -----------

INTEREST INCOME (EXPENSE):
     Interest expense                                                       (862,048)              (249,313)
     Interest income                                                          229,394                434,215
                                                                          -----------             ----------

                                                                            (632,654)                184,902
                                                                          ----------              ----------

NET LOSS                                                                 $(9,737,958)           $(2,344,771)
                                                                         ============           ============


See notes to financial statements.

TWEEDS, INC

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED JUNE 30, 1991 AND JULY 1, 1990
- ------------------------------------------------------


                                            Series "A"                     Series "B"
                                         Redeemable Stock               Redeemable Stock                 Common Stock
                                     ------------------------       ------------------------         --------------------



                                       Shares         Amount          Shares          Amount         Shares          Amount
                                       ------         ------          ------          ------         ------          ------
 BALANCE, JULY 2, 1989               119,048       $9,794,332            -         $   -            1,643,727        $16,438

 Preferred stock sold for cash
    and cancellation notes and
    accrued interest in
    September 1989, net of
    $52,492 representing cost
    of   issuance (Note 6)                -              -            857,144      14,947,508               -              -

 Stock options exercised in               -              -              -               -              11,920            119
 August and September 1989
 Stock warrants exercised in              -              -              -               -              88,025            880
    September 1989

 Common stock issued for cash             -              -              -               -             135,560          1,355
 in August and September 1989
 Cash received on notes                   -              -              -               -               -              -

 Net loss                                 -              -             -                -               -              -
                                     --------       ---------         -------      ----------       ---------       --------

 BALANCE, JULY 1, 1990               119,048        9,794,332         857,144      14,947,508       1,879,232         18,792
 Common stock repurchased in
    February/May 1991                   -                  -              -               -           (62,518)          (625)
 Stock options exercised in
 August and September 1990
   and May 1991                         -                  -              -               -               199              2


 Cash received on notes                 -                  -              -               -               -              -
 Net loss                               -                  -              -               -                -             -
                                     -------       ----------         -------     -----------       ---------     ----------

 BALANCE, JUNE 30, 1991              119,048       $9,794,332         857,144     $14,947,508       1,816,913        $18,169
                                     =======       ==========         =======     ===========       =========        =======





                                                                 Notes        Total Stock-
                                               Deficit        Receivable        holders'
                                             Accumulated       for Stock         Equity
                                             -----------       ---------        --------
 BALANCE, JULY 2, 1989                     $ (5,898,279)       $ (35,834)     $ 3,876,657

 Preferred stock sold for cash
    and cancellation notes and
    accrued interest in
    September 1989, net of
    $52,492 representing cost
    of   issuance (Note 6)                           -                -        14,947,508

 Stock options exercised in                          -                -               119
 August and September 1989
 Stock warrants exercised in                         -                -               880
    September 1989

 Common stock issued for cash                        -                -             1,355
 in August and September 1989
 Cash received on notes                              -           17,917            17,917

 Net loss                                    (2,344,771)           -           (2,344,771)
                                              -----------       ---------      -----------

 BALANCE, JULY 1, 1990                       (8,243,050)         (17,917)      16,499,665
 Common stock repurchased in
    February/May 1991                                -                -              (625)
 Stock options exercised in
 August and September 1990
   and May 1991                                      -                -                (2)


 Cash received on notes                              -             17,917          17,917
 Net loss                                     (9,737,958)           -          (9,737,958)
                                            -------------     -----------       ----------

 BALANCE, JUNE 30, 1991                     $(17,981,008)      $    -         $ 6,779,001
                                            =============      ==========       =========

See notes to financial statements.

TWEEDS, INC

STATEMENTS OF CASH FLOW
YEARS ENDED JUNE 30, 1991 AND JULY 1, 1990

                                                                           June 30,                July 1,
                                                                             1991                    1990
                                                                           --------                -------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                $(9,737,958)           $(2,344,771)
                                                                         -----------            -----------
 Adjustments to reconcile net loss to cash
    used in operating activities:
    Depreciation and amortization                                             777,966                525,124
    Loss on disposal of equipment                                             106,514                288,027
 Changes in assets and liabilities:
    Decrease (increase) in accounts receivable                                374,533              (111,508)
    Decrease (increase) in inventories                                      9,734,198            (7,336,403)
    Decrease (increase) in prepaid expenses                                 1,557,360            (2,618,433)
    Decrease in other assets                                                   -                      67,405
    (Decrease) increase in accounts payable                               (3,660,410)              3,504,869
    Increase in accrued expenses                                              313,524                 73,652
                                                                          -----------            -----------
                Total adjustments                                           9,203,685            (5,607,267)
                                                                          -----------           -----------
                Net cash used in operating activities                       (534,273)            (7,952,038)
                                                                         -----------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Payments for purchase of equipment and leasehold
    improvements                                                          (1,666,771)            (1,247,291)
 Proceeds from sale of equipment and leasehold
    improvements                                                              175,000                 -
                                                                         ------------           ------------

                Net cash used in investing activities                     (1,491,771)            (1,247,291)
                                                                         -----------           -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of common and preferred
    stock, net or cost of issuance                                             -                  10,690,813
 Payments on capitalized lease obligations and
    long-term debt                                                          (639,121)              (197,551)
 Proceeds from notes receivable from stock                                     17,917                 17,917
 Proceeds from bank line of credit                                          2,000,000                  -
 Repurchase of common stock                                                     (623)                  -
                                                                          -----------             ----------

                Net cash provided by financing
                   activities                                               1,378,173             10,511,179
                                                                          -----------           ------------

NET INCREASE (DECREASE) IN CASH                                             (647,871)              1,311,850

CASH, BEGINNING OF YEAR                                                     1,899,850                588,000
                                                                          -----------            -----------

CASH, END OF YEAR                                                         $ 1,251,979            $ 1,899,850
                                                                          ===========            ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for interest                                   $   846,631            $   166,464
                                                                          -----------            -----------

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Capital lease obligations of $7,792,997 were incurred in the year ended July 1, 1990, when the company entered into leases for a building and equipment. Notes and accrued interest payable to stockholders of $4,259,049 were converted to preferred stock during the year ended July 1, 1990.

See notes to financial statements.

TWEEDS, INC

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1991 AND JULY 1, 1990

1.   DESCRIPTION OF COMPANY

     Tweeds, Inc. (the "Company") is a "private label" men's and women's apparel direct mail catalog business. The Company, through its Tweeds and Smythe catalogues, offers distinct lines of clothing to customers throughout the United States. The Company's fiscal year ends on the Saturday nearest to June 30.

2.   SIGNIFICANT ACCOUNTING POLICIES

     a. Property, Plant and Equipment - Property, plant and equipment is recorded at a cost, or in the case of assets under capital leases (Note
        10) the lower of fair market value or the present value of future lease payments. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets or the lives of the leases, whichever is less.

     b. Inventory - Inventories are valued at the lower of cost (first-in, first-out method) or market.

     c. Catalog Costs - The cost of catalogs is deferred and recorded as prepaid expense. These costs are amortized based on the estimated future gross revenues over the catalogue's estimated useful life averaging approximately seven months.

     d. Statement of Cash Flows - For the purposes of the statement of cash flows, cash includes cash on deposit and certificates of deposit, with an original maturity of three months or less.

3.   MANAGEMENT PLANS AND INTENTION AND SUBSEQUENT EVENTS

     The Company has incurred significant operating losses from operations since its inception and was in violation of various debt covenants under its line of credit and term loan agreement. This resulted in the notification on September 23, 1991 from the Company's primary lender of the non-renewal of the line of credit (see Note 5) and an available letter of credit of $4 million (see Note 10b) at their maturity date of October 31, 1991, and the demand for repayment of the term loan (see Note 5) on October 31, 1991. In addition, on October 28, 1991, a secondary lender notified the Company that the available letter of credit line of $5 million (see Note 10b) was terminated and the lender demanded cash collateral for all outstanding letters of credit. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern.

     The Company entered into a Forbearance Agreement with its primary lender on October 29, 1991 to repay amounts totaling $2,441,000 under the line of credit and term loans. Subsequently, on December 2, 1991, the Company entered into a second Forbearance Agreement. This agreement requires the repayment of the unpaid balance of $1,328,000 in weekly installments of $100,000 through December 30, 1991, the assignment of monthly list rental income, and the balance to be paid on January 10, 1992. Amounts due bear interest at the bank's prime rate plus 3%.

     On November 13, 1991, the secondary lender filed proceedings against the Company requiring the Company to post 100% cash collateral for outstanding letters of credit or sought for the appointment for a statutory receiver to liquidate the assets of the Company and wind up its affairs. This lender also froze bank accounts totaling $96,000 of the Company located at this lender's bank. On December 9, 1991, the Company settled this action and entered into a Security Agreement which required the Company to pay down and/or cancel letters of credit to the amount of collateral of $916,000, and grant a first party lien on merchandise purchased with said letters of credit by December 16, 1991.

     Management of the Company anticipates that they will be able to comply with all of the above agreements.

     Management of the Company has also adopted a preliminary reorganization plan to reduce the losses which have occurred and direct the Company to profitable operations. These plans include a reduction of the number of catalog mailings by 30% and a reduction in the volume of business by 50% for the Spring catalog season. The Company will also substantially reduce the number of employees and management by early January 1992. In addition, the Company is pursuing a sublease or assumption of the leases of its distribution facility and corporate offices.

     The Company has agreed in principal with its catalog printer to convert approximately $3.4 million of accounts payable at December 11, 1991 to a 30-month term loan with a balloon payment in 18 months. The loan will bear interest at the prime rate plus 3%. In addition, the Company is negotiating with this printer and other suppliers for a minimum 5% reduction in the cost of goods and services the Company plans to purchase for the Spring catalog season.

     The Company is actively pursuing alternative sources of financing and anticipates that it will be able to obtain an asset-based line of credit to finance its working capital needs and an available letter of credit to finance its purchase of inventory. Management believes that the operations will require a $2 million line of credit and a $2 million letter of credit line plus an equity infusion of $1,000,000.

4.   INVENTORIES

     Inventories consist of the following:

                                                                           June 30,         July 1,
                                                                             1991             1990
                                                                           -------          -------
     Merchandise                                                        $ 7,588,868     $ 16,981,759
     Piece goods                                                            152,899          414,289
     Supplies                                                               104,367          184,284
                                                                         ----------       ----------


                                                                        $ 7,846,134     $ 17,580,332
                                                                          ---------       ----------


5.   NOTES PAYABLE - BANK AND LONG-TERM DEBT

     The Company has available a line of credit in the amount of $2,000,000 which bears interest at 3/4% above the prime rate through October 30, 1991. Related debt outstanding at the close of business on June 30, 1991 and July 1, 1990 was $2,000,000 and $-0-, respectively. The Company must meet certain covenants including a minimum current ratio, debt to adjusted funds ratio and borrowings cannot exceed 50% of the inventory on hand at any time.

     The Company's long-term debt consists of a term loan payable with interest at 10.8%. Repayment is due in monthly installments of $13,333 plus interest which began in July 1989 and continues through June 1993 with a balloon payment of $173,333 at June 1993.

     These loans are secured by receivables, inventory, mailing lists, furniture, fixtures and equipment. The line of credit and term loan agreement contain cross-default provisions.

     At June 30, 1991, the Company was in default of the debt to adjusted funds ratio and the current ratio covenants of the loan agreement. A declaration of the event of default was initiated by the lender on September 23, 1991. Accordingly, the long-term portion of the term loan has been classified as long-term debt in default at June 30, 1991.

6.   STOCKHOLDER'S EQUITY

     The Company is obligated to redeem one-third of the preferred stock and accumulated dividends on each September of 1994, 1995 and 1996, or 50% of the Series A Preferred Stock on the consummation of a public offering.
     The Series A Preferred Stock is redeemable at $84.00 per share plus unpaid cumulative dividends of $10.08 per annum through September 9, 1989 and $5.04 per share per annum after September 9, 1989. The Series B Preferred Stock is redeemable at $17.50 per share plus cumulative dividends of $1.05 per annum. The Series B Preferred Stock is convertible to common stock at the option of the stockholder on a one-for-one basis and carries voting rights equal to the number of shares of common stock into which it is convertible.

     Accumulated and undeclared dividends on the redeemable preferred stock was approximately $4,550,000 at June 30, 1991 and $3,050,000 at July 1, 1990.

     During the year ended July 1, 1990, the Company issued 135,560 shares of restricted common stock at $.01 per share to certain individuals. The Compensation Committee of the Board of Directors determined the fair value of stock and options granted during the year ended June 30, 1991 to be $1.00 and during the year ended July 1, 1990 to be $.01 per share. The stock vests based on the individual's length of service and/or a formula based on the Company's performance. In 1991, the Company repurchased 62,518 shares of restricted common stock which was not earned by the individual receiving the stock in accordance with the vesting requirements.

7.   INCOME TAXES

     At July 1, 1990, the Company had available, to offset future taxable income, net operating loss carryforwards of approximately $17,900,000 for book purposes and $17,285,000 for tax purposes. The carryforwards for tax purposes are scheduled to expire as follows:

     Year Ending
       June 30,
     -----------

       2002                                                              $   613,000
       2003                                                                3,610,000
       2004                                                                1,392,000
       2005                                                                  720,000
       2006                                                               10,950,000
                                                                          ----------

                                                                         $17,285,000
                                                                         ===========


     The principal differences between book and tax net operating loss carryforwards resulted from the acceleration of depreciation on equipment and amortization of capital leases, and capitalization of certain costs in inventory for tax purposes.

8.   BENEFIT PLAN

     The Company sponsors a 401(k) Salary Deferral Plan. The Company has elected to match 25% of the first 5% of qualified compensation contributed by participants for plan years ended December 31, 1991 and 1990. Company contributions to the Plan for the years ended June 30, 1991 and July 1, 1990 were $31,755 and $64,113, respectively.

9.   STOCK OPTIONS AND WARRANTS

     The Company has an Incentive Stock Option Plan (the "Plan") under which options are granted are granted to key employees to purchase shares of common stock at a price not less than the fair market value at the date of grant. The options granted vest over a four-year period in increments of 25% per year. The Company reserved 200,000 shares of common stock under this Plan.

     Warrants to purchase common stock were issued in connection with certain loans from stockholders in fiscal 1990.

     During 1991, certain board members were granted options to purchase 87,000 shares of common stock at $1 per share. These options expire in 1994.

     A summary of the options to purchase the Company's common stock follows:

                                                               Options under
                                                               Incentive Stock                        Other
                                                                 Option Plan       Warrants           Options
                                                              ----------------     --------           -------
     Balance, July 2, 1989                                           3,095              -                -
        Granted                                                     18,062           167,672             -
        Exercised                                                     -             (88,025)             -
        Canceled, expired or not vested                            (2,647)          (69,868)             -
                                                                   -------          --------          -------

     Balance, July 1, 1990                                          18,510             9,779             -
        Granted                                                     84,263               -             87,000
        Exercised                                                    (199)               -                -
        Canceled, expired or not vested                            (8,681)              -                 -
                                                                   -------          --------          -------

     Balance, June 30, 1991                                         93,893             9,779           87,000
                                                                   -------          --------          -------

     Exercise price per share                                 $.01 - $1.00              $.01            $1.00
                                                              ------------              ----            -----

     Options expire in                                                1999              1994             1994
                                                                      ----              ----             ----

10.  COMMITMENTS

     a. Lease Commitments - In October 1989, the Company entered into an agreement to lease a fulfillment center in Virginia. The lease term is 25 years from January 1, 1991. The base rent of $943,500 per annum is based on an estimated development cost of $6,800,000 and is subject to adjustment based on the developers' final cost. The annual base rent will be adjusted every five years based on the change in the consumer price index. The lease contains an option for Tweeds to purchase the building after year five through year nine at 110% of the actual original development cost subject to certain increases in the consumer price index.

        In 1989, the Company entered into an agreement to lease computer equipment for a 60-month period. The lease payments included below in other capital leases are $28,878 for the first 36 months and $2,125 per month thereafter. The Company may purchase the equipment at the fair market value as determined in the lease agreement.

        Computer equipment, under a capital lease, which is no longer utilized by the Company resulted in a loss of $288,027 in 1990. The Company also terminated an office lease in 1990 which resulted in a loss of $45,736.

        The Company leases offices, operating facilities and machinery under various capital and operating leases.

        The future minimum annual rent required for each of the next five years and thereafter under the above agreements are as follows:


                                                             Building              Other
                                                              Capital             Capital          Operating
                                                              Lease               Leases             Leases
                                                            ---------             -------          ---------

        1992                                             $    943,500          $   349,024      $   591,043
        1993                                                  943,500              161,076          571,529
        1994                                                  943,500               25,495          527,511
        1995                                                  943,500               10,623          490,286
        1996                                                  943,500                 -             442,375
        After 1996                                         18,398,250                -            1,335,520
                                                           ----------           ----------       ----------

        Total minimum payments                             23,115,750              546,218       $3,958,264
                                                                                                 ==========

        Less imputed interest                              16,333,191               46,923
                                                           ----------           ----------

        Present value of future
          minimum payments on capital leases                6,782,559              499,295

        Less current portion                                (38,562)             (309,864)
                                                            --------           -----------

        Long-term obligation under capital leases       $  6,743,997           $   189,431
                                                         ============           ==========


        Rent expense under operating leases is $1,051,952 and $819,792 in 1991 and 1990, respectively. Amortization of the capital leases is $210,781 in 1991 and $138,816 in 1990. Accumulated amortization is $272,096 at June 30, 1991 and $169,816 at July 1, 1990.

     b. Letters of Credit - The Company has outstanding approximately
        $5,030,670 in letters of credit at     June 30, 1991, which are
        collateralized in part by certificates of deposits.

                                  * * * * * *

                                                                   Item 7(a)(vi)


                                  TWEEDS, INC.
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                            AS OF SEPTEMBER 26, 1993
                                 (IN THOUSANDS)

ASSETS
Current Assets:

Cash and cash equivalents                                                 $     239
Accounts receivable, net                                                        743
Inventories                                                                   2,795
Other current assets                                                          2,024
                                                                          ---------
                  Total Current Assets                                        5,801
                                                                          ---------

Property and equipment                                                        5,267
Accumulated depreciation                                                    (2,641)
                                                                          --------
Net Property                                                                  2,626
                                                                          ---------
Other assets                                                                    267
                                                                          ---------
                  Total Assets                                            $   8,694
                                                                          =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Current portion of long term debt                                         $   4,514
Accounts payable & accrued liabilities                                        4,047
                                                                          ---------
                  Total Current Liabilities                                   8,561
Noncurrent liabilities:
Long-term debt                                                                  700
                                                                          ---------
                  Total Liabilities                                           9,261
                                                                          ---------

Shareholders' Equity (Deficit):
Preferred stock, cumulative, nonvoting, $.01
  par value; 2,004,479 shares authorized,
  issued and outstanding                                                         20
Common stock, $.01 par value, authorized
  6,000,000 shares; issued and outstanding
  4,986,368 shares                                                               50
Additional paid-in capital                                                   26,724
Accumulated deficit                                                        (27,361)
                                                                          --------
  Total Shareholders' Equity (Deficit)                                        (567)
                                                                          --------
  Total Liabilities and Shareholders' Equity (Deficit)                    $   8,694
                                                                          =========

                                  TWEEDS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                 (IN THOUSANDS)


                                                      FOR THE EIGHT MONTHS ENDED
                                                      --------------------------
                                                  September 27,      September 26,
                                                       1992              1993
                                                   -----------       ------------
Revenues                                           $  20,976         $   22,743
Operating costs and expenses:
Costs of sales and operating expenses                 14,227             14,015
Selling expenses                                       5,351              6,690
General and administrative expenses                    2,033              2,554
                                                   ---------         ----------
Loss from operations                                   (635)              (516)
                                                   ---------         ----------

Interest and other income (expense):
Interest expense                                       (654)              (362)
Other expense                                           (61)              (128)
                                                   ---------         ----------
                                                       (715)              (490)
                                                   ---------         ----------
Net loss                                           $ (1,350)         $  (1,006)
                                                   =========         ==========

                                  TWEEDS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                 (IN THOUSANDS)



                                                                     FOR THE EIGHT MONTHS ENDED
                                                                     --------------------------
                                                                 SEPTEMBER 27,         SEPTEMBER 26,
                                                                     1992                  1993
                                                                   ---------             ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net Income (loss)                                             ($1,350)            ($1,006)
        Adjustments to reconcile net income (loss) to net
          cash provided (used) by operating activities:
                 Depreciation and amortization                            632                 499
                 Inventory reserves                                    (1,097)               (446)
                 Changes in operating assets and liabilities:
                         Accounts receivable                              171                (323)
                         Inventories                                    1,557                 441
                         Prepaid expenses and other                      (117)                (41)
                         Accounts payable                              (5,013)                972
                         Accrued expenses                                 571                (281)
                         Other                                              -                 107
                                                                      --------            --------

        Net cash provided (used) by operating activities               (4,646)                (78)
                                                                      --------            --------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Acquisitions of property                                          (55)                (61)
                                                                      --------            --------


        Net cash provided (used) by investing activities                  (55)                (61)
                                                                      --------            --------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Net borrowings under revolving credit facilities                2,937               1,513
        Payments of long term debt                                       (486)             (1,121)
        Proceeds from stock issuance, net                                  25                 (20)
                                                                      --------            --------

        Net cash provided (used) by financing activities                2,476                 372
                                                                      --------            --------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                          (2,225)                233

CASH AND CASH EQUIVALENTS AT THE BEGINNING
  OF THE PERIOD                                                         1,688                   6
                                                                      --------            --------

CASH AND CASH EQUIVALENTS AT THE END OF
  THE PERIOD                                                            ($537)               $239
                                                                      ========            ========

TWEEDS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements:

1. Basis of presentation - In the opinion of management, the accompanying unaudited interim financial statements contain all material adjustments, consisting of normal recurring accruals, necessary to present fairly the financial condition as of September 26, 1993 and the results of operations for the eight month periods ended September 27, 1992 and September 26, 1993 of Tweeds, Inc. and its consolidated subsidiaries for the interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year.

2. Subsequent event - On September 30, 1993, TW Acquisitions, Inc. ("TWA"), a wholly-owned subsidiary of Hanover Direct, Inc., acquired all of the issued and outstanding shares of preferred stock of Tweeds, Inc. The purchase price was $3.7 million and was paid as follows: (i) $.1 million in cash; and
(ii) 771,774 shares of Hanover Direct, Inc.'s common stock, valued at $4.06 per share, or $3.6 million.

                                                                       Item 7(b)


             PRO FORMA UNAUDITED CONSOLIDATED CONDENSED FINANCIAL
                          INFORMATION OF THE COMPANY


The following Pro Forma Unaudited Consolidated Condensed Financial Information of the Company represents the historical and consolidated condensed balance sheet of the Company at September 25, 1993, and consolidated condensed statements of operations of the Company for the year ended December 26, 1992, and for the nine months ended September 25, 1993;

        (1) as adjusted to reflect the acquisition of the retail and mail-order assets of Gump's, Inc. which was consummated on July 12, 1993, and

        (2) as adjusted to reflect the acquisition of Company Store Holdings, Inc., which was consummated on August 25, 1993, and

        (3) as adjusted to reflect the acquisition of Tweeds, Inc., which was consummated on September 30, 1993.

The adjustments to the consolidated condensed statement of operations of the Company for the year ended December 26, 1992, reflects the impact of Gump's, Inc., Company Store Holdings, Inc. and the Tweeds, Inc. acquisitions as of the beginning of the fiscal year ended December 26, 1992. The adjustments to the consolidated condensed statement of operations of the Company for the nine months ended September 25, 1993, reflects the impact of such acquisitions as of the beginning of such nine month period. The unaudited consolidated statement of operations of Hanover Direct, Inc. for the nine months ended September 25, 1993, includes the results of operations of Gump's, Inc. and Company Store Holdings, Inc. from the respective dates of acquisition by the Company through September 25, 1993.

The adjustments to the unaudited consolidated condensed balance sheet of the Company at September 25, 1993, reflects the impact of the Tweeds, Inc. acquisition as if such transaction occurred on September 25, 1993. Company Store Holdings, Inc. and Gump's, Inc. are included in the unaudited consolidated balance sheet of Hanover Direct, Inc. as of September 25, 1993. The Pro Forma Unaudited Consolidated Condensed Financial Statements have been adjusted to reflect the elimination of assets and liabilities that were not acquired and for transactions and charges that will occur in connection with the acquisitions. The adjustments reflect entries that are to be made in accordance with the purchase method of accounting. The pro forma information is not necessarily indicative of the results that would have occurred or that may be achieved in the future.

The Pro Forma Unaudited Consolidated Condensed Financial Statements for the twelve months ended December 26, 1992 include the historical audited financial statements of the Company, Gump's, Inc. and Tweeds, Inc. for the year ended December 26, 1992, February 27, 1993 and January 31, 1993, respectively, and the historical unaudited financial statements for Company Store Holdings, Inc. for the twelve months ended January 30, 1993. The Pro Forma Unaudited Consolidated Condensed Financial Statements for the nine months ended September 25, 1993 include the historical unaudited financial statements of the Company, Gump's, Inc., Company Store Holdings, Inc. and Tweed's, Inc. for the nine months ended September 25, 1993, for the twenty- seven weeks ended July 11, 1993, for the eight months ended August 25, 1993 and for the nine months ended September 26, 1993, respectively.

The Pro Forma Unaudited Consolidated Condensed Financial Statements should be read in conjunction with the historical financial statements of each company as described in Item 7(a) and filed as part of this Report.

                              HANOVER DIRECT, INC.
                       CONDENSED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 25, 1993
                                  (UNAUDITED)



(in thousands)                                 Hanover Direct, Inc.    Tweeds, Inc.            Pro Forma
                                               September 25, 1993       September 26, 1993   Adjustments    Pro Forma
                                          ----------------------------------------------------------------------------
ASSETS
Current Assets
Cash and cash equivalents                          $   1,360               $    239        $   (100)  A      $   1,499
Accounts receivable, net                              23,868                    743             (75)  B         24,536
Inventories                                           75,259                  2,795            (276)  C         77,778
Deferred tax asset                                     2,975                                                     2,975
Other current assets                                  35,446                  2,024            (478)  D         36,992
                                          ----------------------------------------------------------------------------
  Total Current Assets                               138,908                  5,801            (929)           143,780

Net Property & Equipment                              17,925                  2,626              288  E         20,839
Excess of Cost over Net Assets
 of Acquired Businesses                               13,189                                   5,685  F         18,874
Deferred tax asset, net                                7,656                                                     7,656
Other Assets                                           4,317                    267              933  G          5,517
                                          ----------------------------------------------------------------------------
  Total Assets                                     $ 181,995               $  8,694        $   5,977         $ 196,666
                                          ============================================================================

- -------------------

A.  Represents cash used in the purchase of Tweeds.
B. Represents the write off of accounts receivable in connection with the purchase.
C.  Represents reserves for Tweeds' inventory.
D. Represents the reduction of certain prepaid expenses of Tweeds to conform with Hanover Direct, Inc.'s accounting policy.
E. Represents the increase in appraised value of Tweeds property and equipment.
F.  Represents goodwill associated with the purchase of Tweeds.
G. Represents the appraised value of Tweeds' mailing list, net of the reduction of certain Other Assets.
H. Represents the issuance of common stock of Hanover Direct, Inc. in connection with the purchase of Tweeds and the elimination of the Tweeds, Inc. accumulated deficit and Preferred stock.
I. Represents the restructuring of long-term debt in connection with the acquisition.
J. Represents transaction and transition costs and certain accruals to conform with Hanover Direct, Inc.'s accounting policy.

                              HANOVER DIRECT, INC.
                       CONDENSED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 25, 1993
                                  (UNAUDITED)



(in thousands)                                        Hanover Direct, Inc.        Tweeds, Inc.      Pro Forma
                                                      September 25, 1993     September 26, 1993   Adjustments       Pro Forma
                                                    -------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current portion of long term debt
   and Capital Leases                                   $     237                 $   4,514         (4,514)   I     $      237
Accounts payable  & Accrued Liabilities                    86,074                     4,047           1,760   J         91,881
Other liabilities                                           5,886                                                        5,886
                                                    --------------------------------------------------------------------------
  Total Current Liabilities                                92,197                     8,561         (2,754)             98,004
                                                    --------------------------------------------------------------------------
Noncurrent Liabilities:
Long-term debt                                             55,401                       700           4,514   I         60,615
Other                                                       2,160                                                        2,160
                                                    --------------------------------------------------------------------------
  Total Noncurrent Liabilities                             57,561                       700           4,514             62,775
                                                    --------------------------------------------------------------------------
  Total Liabilities                                       149,758                     9,261           1,760            160,779
                                                    --------------------------------------------------------------------------
Commitments and Contingencies
Common and Other Shareholders' Equity (Deficit):
7.5% Preferred stock                                        7,158                                                        7,158
Class B Preferred stock                                    25,516                                                       25,516
Preferred Stock                                                                          20            (20)   H              0
Class B Common Stock                                          123                                                          123
Common Stock                                               40,777                        50             465   H         41,292
Capital in excess of par                                  187,741                    26,724        (23,589)   H        190,876
Accumulated deficit                                     (222,737)                  (27,361)          27,361   H      (222,737)
                                                    --------------------------------------------------------------------------
                                                           38,578                     (567)           4,217             42,228
Less:
Treasury Stock                                            (3,451)                                                      (3,451)
Notes receivable from the sale of
  common stock                                            (2,002)                                                      (2,002)
Deferred compensation                                       (888)                                                        (888)
                                                    --------------------------------------------------------------------------
Common and Other Shareholders'
  Equity (Deficit)                                         32,237                     (567)           4,217             35,887
                                                    --------------------------------------------------------------------------
Total Liabilities and Shareholders'
  Equity                                                $ 181,995                 $   8,694       $   5,977         $  196,666
                                                    ==========================================================================

                                                HANOVER DIRECT, INC.
                                        CONDENSED PRO FORMA INCOME STATEMENT
                                        TWELVE MONTHS ENDED DECEMBER 26, 1992
                                                   (UNAUDITED)


                                                                                             Company Store
(In thousands)                                 Hanover Direct, Inc.       Gump's, Inc.       Holdings, Inc.        Tweeds, Inc.
                                                    Year Ended             Year Ended       12 Months Ended        Year Ended
                                                  December 26, 1992    February 27, 1993   January 30, 1993    January 31, 1993
                                               ----------------------------------------------------------------------------------

REVENUES                                             $  586,562        $     45,361          $    74,551         $    34,564
Operating costs and expenses:
Costs of sales and operating expenses                   381,716              24,313               42,820              18,505
Selling expenses                                        138,494              21,783               27,230              13,033
General administrative expenses                          51,950               5,263                7,659               2,631
                                               ----------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                   14,402             (5,998)              (3,158)                 395
                                               ----------------------------------------------------------------------------------

Interest and other income (expenses):
Interest expense                                       (13,379)             (2,651)              (2,417)             (1,398)
Interest income                                             244                   0                    0                  14
Other income (expense)                                        0                   0                (822)                 199
                                               ----------------------------------------------------------------------------------
                                                       (13,135)             (2,651)              (3,239)             (1,185)
Income tax provision                                        219                   0                    0
                                               ----------------------------------------------------------------------------------
Income (loss) before extraordinary gains
    and accounting change for income taxes           $    1,048        $    (8,649)          $   (6,397)         $     (790)
                                               ==================================================================================
Net income (loss) per share:
Income (loss) before extraordinary gains
    and accounting change for income taxes           $     0.03
                                                     ==========


(In thousands)
                                                      Pro Forma
                                                     Adjustments                 Pro Forma
                                                    --------------------------------------

REVENUES                                             $  (7,584)      A          $  733,454
Operating costs and expenses:
Costs of sales and operating expenses                     (691)      B             466,663
Selling expenses                                       (11,498)      C             189,042
General administrative expenses                         (2,387)      D              65,116
                                                     -------------------------------------
INCOME FROM OPERATIONS                                    6,992                     12,633
                                                     -------------------------------------

Interest and other income (expenses):
Interest expense                                          4,076      E            (15,769)
Interest income                                                                        258
Other income (expense)                                                               (623)
                                                     -------------------------------------
                                                          4,076                   (16,134)
Income tax provision                                                                   219
                                                      ------------------------------------
Income (loss) before extraordinary gains
    and accounting change for income taxes           $   11,068                 $  (3,720)
                                                     =====================================
Net income (loss) per share:
Income (loss) before extraordinary gains
    and accounting change for income taxes                                         $(0.09)
                                                                                ==========


A. Represents the elimination of approximately $4,638 and $3,453 of revenues related to operations not acquired for Gump's, Inc. and Company Store Holdings, Inc., respectively. Also included in this amount is approximately $507 representing the reclassification of Tweeds, Inc.'s financial statements to conform with the Company's reporting classifications.
B. Represents the elimination of approximately $3,408 and $2,334 of costs related to operations not acquired for Gump's, Inc. and Company Store Holdings, Inc., respectively. Also included in this amount is approximately $5,051 representing certain reclassifications of Tweeds, Inc.'s financial statements to conform with the Company's reporting classifications.
C. Represents the elimination of approximately $2,902 and $1,356 of costs related to operations not acquired for Gump's, Inc. and Company Store Holdings, Inc., respectively. Also, approximately $4,544 representing certain reclassifications of Tweeds, Inc.'s financial statements to conform with the Company's reporting classifications; approximately $3,188 of occupancy and payroll costs that are being eliminated from the operations of Gump's, Inc. due to the downsizing of the Gump's, Inc. retail store, and approximately $492 of additional costs for the amortization of the Tweeds, Inc.'s and Gump's, Inc.'s mailing list.
D. Represents the elimination of approximately $545 of costs related to operations not acquired for Gump's, Inc.; approximately $186 of amortization of goodwill associated with the purchase of Tweeds, Inc. and Gump's, Inc.; approximately $2,028 of costs for store and equipment leases, depreciation expense and reorganization and amortization costs that are being eliminated from Company Store Holdings, Inc.
E. Represents the elimination of higher interest expense for Gump's, Inc. ($2,140), Company Store Holdings, Inc. ($1,817) and Tweeds, Inc. ($119) as the result of the elimination of certain operations.

                                                      HANOVER DIRECT, INC.
                                            CONDENSED PRO FORMA INCOME STATEMENT
                                               NINE MONTHS ENDED SEPTEMBER 25,
                                                          (UNAUDITED)


(In thousands)                                                          Gump's, Inc.        Company Store
                                             Hanover Direct, Inc.       Twenty-seven        Holdings, Inc.
                                               Nine Months Ended         Weeks Ended      Eight Months Ended
                                               September 25, 1993      July 11, 1993        August 25, 1993
                                              ----------------------------------------------------------------
REVENUES                                            $  413,774           $   27,309           $   31,151
Operating costs and expenses:
Costs of sales and operating expenses                  266,378               16,178               26,553
Selling expenses                                        99,250                8,230                6,285
General administrative expenses                         38,190                5,745                4,419
                                              ----------------------------------------------------------------
INCOME FROM OPERATIONS                                   9,956              (2,844)              (6,106)
                                              ----------------------------------------------------------------

Interest and other income (expense):
Interest expense                                       (3,557)              (1,367)                (546)
Interest income                                          1,735                    0                    0
Other income (expense)                                     836                    0                 (56)
                                              ----------------------------------------------------------------
                                                         (986)              (1,367)                (602)
Income tax benefit                                       (355)                    0                    0
                                              ----------------------------------------------------------------
Net income (loss)                                   $    9,325           $  (4,211)           $  (6,708)
                                              ================================================================

Net income (loss) per share:                        $     0.09
                                              ================



(In thousands)
                                                       Tweeds, Inc.
                                                     Nine Months Ended     Pro
                                                    September 26, 1993    Adjustments            Pro Forma
                                             -------------------------------------------------------------
REVENUES                                                $   24,513      $  (1,735)  A         $     495,012
Operating costs and expenses:
Costs of sales and operating expenses                       15,426         (1,569)  B               322,966
Selling expenses                                             6,910         (1,797)  C               118,878
General administrative expenses                              3,328         (1,966)  D                49,716
                                             --------------------------------------------------------------
INCOME FROM OPERATIONS                                     (1,151)           3,597                    3,452
                                             --------------------------------------------------------------

Interest and other income (expense):
Interest expense                                             (379)           1,491  E               (4,358)
Interest income                                                                                       1,735
Other income (expense)                                         184                                      964
                                             --------------------------------------------------------------
                                                             (195)           1,491                  (1,659)
Income tax benefit                                                                                    (355)
                                             --------------------------------------------------------------
Net income (loss)                                       $  (1,346)      $    5,088            $       2,148
                                             ==============================================================
                                                                                              $         .03
Net income (loss) per share:                                                                  =============



A. Represents the elimination of revenues related to operations not acquired for Company Store Holdings, Inc.
B. Represents the elimination of costs related to operations not acquired for Company Store Holdings, Inc.
C. Represents the elimination of approximately $1,364 and $739 of costs related to operations not acquired for Gump's, Inc. and Company Store Holdings, Inc., respectively, and approximately $306 of additional costs for the amortization of Tweeds, Inc.'s and Gump's, Inc.'s mailing list.
D. Represents the elimination of approximately $1,357 of net reorganization and amortization costs for Gump's Inc., Company Store Holdings, Inc. and Tweeds, Inc., and the elimination of approximately $609 of store and equipment leases and depreciation expense for Company Store Holdings, Inc.
E. Represents the elimination of higher interest expense for Gump's, Inc. ($1,270), Company Store Holdings, Inc. ($146) and Tweeds, Inc. ($75) as the result of the elimination of certain operations.